3rd Quarter 2013 Earnings Release

Aimco
APARTMENT HOMES

Page

1	Earnings Release

9	Consolidated Statements of Operations

11	Consolidated Balance Sheets

12	Schedule 1 – Funds From Operations

16	Schedule 2 – Portfolio Summary

17	Schedule 3 – Net Asset Value Supplemental Information

19	Schedule 4 – Non-Recourse Property Debt Information

21	Schedule 5 – Share Data

22	Schedule 6 – Conventional Same Store Operating Results

26	Schedule 7 – Total Conventional Portfolio Data by Market

28	Schedule 8 – Property Disposition and Acquisition Activity

29	Schedule 9 – Capital Additions

30	Schedule 10 – Summary of Redevelopment and Development Activity

31	Glossary and Reconciliations

Aimco Reports Third Quarter 2013 Results
Denver, Colorado, October 31, 2013 - Apartment Investment and Management Company (“Aimco”) (NYSE: AIV) announced today its third quarter 2013 results.
Chairman and Chief Executive Officer Terry Considine comments: "Aimco enjoyed a solid third quarter. Business is good with steady demand driving higher rents. Our portfolio gets better and better as we add high quality properties through redevelopment, acquisitions and selective development funded by the sale of lower-rated properties."
Chief Financial Officer Ernie Freedman adds: "Pro forma FFO of $0.50 per share was equal to the midpoint of our guidance. We are projecting fourth quarter Pro forma FFO to be in a range from $0.53 to $0.59."
Pro forma FFO Up 11%, AFFO Up 15% Year-to-Date

	THIRD QUARTER		YEAR-TO-DATE
(all items per common share)	2013	2012	2013	2012
Net income	$0.46	$0.17	$0.56	$0.11
Funds from Operations (FFO)	$0.50	$0.38	$1.47	$1.15
Add back Aimco's share of preferred equity redemption related amounts	$—	$0.08	$—	$0.17
Pro forma Funds from Operations (Pro forma FFO)	$0.50	$0.46	$1.47	$1.32
Deduct Aimco's share of Capital Replacements	$(0.15)	$(0.13)	$(0.37)	$(0.36)
Adjusted Funds From Operations (AFFO)	$0.35	$0.33	$1.10	$0.96
Pro forma FFO - Pro forma FFO increased 9% when compared to third quarter 2012, as a result of improved property operating results, lower offsite costs, additional interest income earned on the West Harlem property loans acquired in second quarter 2013, and lower interest expense due to refinancing activities. These positive results were somewhat offset by lower investment management income and lower income from discontinued operations.
Adjusted Funds from Operations - AFFO increased 6% when compared to third quarter 2012, as a result of Pro forma FFO growth, offset somewhat by increased Capital Replacement spending. An increase in 2013 Capital Replacement spending related to multi-phase capital projects was partially offset by a reduction in Standard Capital Replacements due to the sale of approximately 11,000 apartment homes during 2012. As Aimco concentrates its investment capital in higher quality, higher price-point properties, Capital Replacements decline as a percentage of net operating income. As a result, AFFO, up 15% year-to-date, is increasing at a faster rate than is Pro forma FFO, up 11% year-to-date.

1

Property Operations
Aimco's property operations consist primarily of Aimco's diversified portfolio of market-rate apartment communities. Aimco also operates a portfolio of Affordable Properties, which consists of properties with rents that are generally paid, in whole or in part, by a government agency. Over the next four to five years, Aimco expects to dispose of these Affordable Properties and reinvest proceeds in its Conventional portfolio.
Year-Over-Year Conventional Same Store NOI Up 5.9%
Conventional Same Store Results

	THIRD QUARTER					YEAR-TO-DATE
	Year-over-Year			Sequential		Year-over-Year
	2013	2012	Variance	2nd Qtr	Variance	2013	2012	Variance
Average Rent Per Apartment Home	$1,248	$1,203	3.7%	$1,233	1.2%	$1,234	$1,185	4.1%
Other Income Per Apartment Home	156	142	9.9%	153	2.0%	152	136	11.8%
Average Revenue Per Apartment Home	$1,404	$1,345	4.4%	$1,386	1.3%	$1,386	$1,321	4.9%
Average Daily Occupancy	95.3%	95.3%	—	95.5%	(0.2)%	95.4%	95.6%	(0.2)%

$ in Millions
Revenue	$188.3	$180.4	4.4%	$186.3	1.1%	$558.0	$533.2	4.7%
Expenses	64.5	63.5	1.6%	64.9	(0.6)%	194.1	186.9	3.8%
NOI	$123.8	$116.9	5.9%	$121.4	2.0%	$363.9	$346.3	5.1%

Rental Rates
Aimco measures changes in rental rates by comparing, on a lease-by-lease basis, the rate on a newly executed lease to the rate on the expiring lease for that same apartment. Newly executed leases are classified as either a new lease, where a vacant apartment is leased to a new customer, or a renewal of an existing lease.

2013	1st Qtr	2nd Qtr	Jul	Aug	Sep	3rd Qtr	Year-to-Date Sep	Preliminary Oct
Renewal rent increases	5.3%	5.2%	5.1%	5.0%	5.3%	5.1%	5.2%	4.5%
New lease rent increases	2.6%	3.1%	3.6%	2.9%	(1.3)%	1.7%	2.3%	1.1%
Weighted average rent increases	3.9%	4.1%	4.3%	3.9%	1.6%	3.3%	3.7%	3.1%

In September, Aimco executed a targeted "sale" in Greater Washington D.C. and in Philadelphia in order to increase occupancy in advance of the expected seasonal slowdown in consumer demand. Concessions that were offered at these properties to build occupancy were largely eliminated at the end of September. On a preliminary basis, October new lease rates increased 1.1% across Aimco's entire Same Store portfolio. This result compares favorably to new lease rate increases in September 2013, and to new lease rate increases of 0.4% in October 2012.

2

Affordable Same Store Results - For third quarter 2013, average daily occupancy for the Affordable portfolio was 98.9%, which was consistent with third quarter 2012, while average revenue per apartment home increased 1.1% from $969 to $980 per apartment home.
Portfolio Management
Aimco's portfolio strategy seeks predictable rent growth from a portfolio of "A", "B" and "C" quality market-rate properties, averaging "B/B+" in quality, and diversified among the largest coastal and job growth markets in the U.S., as measured by total apartment value. Aimco's target markets are primarily coastal markets, and also include several Sun Belt cities and Chicago, Illinois.
Aimco measures asset quality based on rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines asset quality as follows: "A" quality assets are those with rents greater than 125% of local market average; "B" quality assets are those with rents 90% to 125% of local market average; and "C" quality assets are those with rents lower than 90% of local market average. For second quarter 2013, the most recent period for which REIS information is available, Aimco's Conventional Property rents averaged 103% of local market average rents.
Aimco expects to sell each year the lowest-rated 5% to 10% of its portfolio and to invest the proceeds from such sales in redevelopment and acquisition of higher-quality properties. Through this disciplined approach to capital recycling, from 2007 through 2012, Aimco increased its year-end Conventional portfolio average revenue per apartment home at a compound annual growth rate of 6.1%, approximately three times the growth rate of market rents. This outsized rate of growth reflects the impact of portfolio management through dispositions, redevelopment and acquisitions.
Conventional Property Revenue Per Apartment Home Up 6.6% to $1,426
Third quarter 2013 Conventional portfolio average revenue per apartment home was $1,426, a 6.6% increase compared to third quarter 2012, as a result of year-over-year revenue per apartment home growth of 4.4% and the sale of Conventional Properties during 2012 and 2013 with average revenues per apartment home substantially lower than those of the retained portfolio.
Portfolio Management Activities
Dispositions - In third quarter 2013, Aimco sold five Conventional Properties and three Affordable Properties with 1,959 and 321 apartment homes, respectively, for $166.9 million in gross proceeds. Aimco's share of net sales proceeds after distributions to limited partners, repayment of existing property debt and transaction costs was $57.2 million. The wind down of Aimco’s Affordable portfolio continued from more than 250 properties three years ago to 79 properties at the end of third quarter 2013.
Acquisitions - As previously announced, Aimco acquired two properties during the third quarter. Aimco acquired for $9.5 million a five-story building located in Midtown Atlanta adjacent to the 190-acre Piedmont Park and approximately three miles from Aimco's Peachtree Park property. Constructed in 2012, the building consists of 30 apartment homes and approximately 3,700 square feet of retail space. The property's average revenue per apartment home is approximately $2,100, and its rents are 165% greater than the Atlanta market average, making this an "A" quality asset in Aimco's portfolio. Aimco intends to add value to the property through operational improvements.
At closing, the Atlanta acquisition was funded from Aimco's credit facility, which Aimco expects to repay with proceeds from the sale of a property containing 156 apartment homes located in Virginia with average revenue per apartment home of $875. Aimco expects the Free Cash Flow Internal Rate of Return generated by the acquired property to be approximately 100 basis points greater than expected from the property to be sold.

3

Also during the third quarter, Aimco acquired for $15.1 million a 44-apartment home community located in Boston, Massachusetts. Constructed in 2012, the property’s average revenue per apartment home is $2,200 per month, and its rents are 19% greater than the Boston market average, making this a “B+” quality asset in Aimco’s portfolio. At closing, the acquisition was funded from Aimco’s credit facility, which Aimco expects to repay with proceeds from the sale of a Florida property containing 262 apartment homes with average revenue per apartment home of $750. Aimco expects the Free Cash Flow Internal Rate of Return generated by the acquired property to be approximately 150 basis points greater than property expected to be sold.
Redevelopment and Development
During the third quarter, Aimco continued the redevelopment of five properties that began during 2012. In addition, Aimco continued multi-phase capital projects at Park Towne Place and The Sterling, both located in Center City Philadelphia, and 2900 on First, located in Seattle. The initial phases of these projects consist of Capital Replacement and Capital Improvement investments, with redevelopment expected to follow.
As previously announced, during third quarter, Aimco entered into an agreement with Trinity Financial to develop a 12-story building at One Canal Street in the historic Bulfinch Triangle neighborhood of Boston’s West End. Under the terms of the agreement, Trinity and its experienced development team will be responsible for construction of the building.
Over the next two and one-half years, Aimco expects to invest approximately $190 million in the development of One Canal Street, which will include 310 luxury apartment homes, approximately 22,000 square feet of commercial space and 147 parking spaces. The site has been leased to Aimco pursuant to a 99-year ground lease from the Massachusetts Department of Transportation.

The development will be funded in part by a $114 million construction loan and in part by proceeds from the sales of lower-rated properties in less desirable submarkets. The property loan bears interest at a rate of 5.2%, and matures in 2023. Consistent with Aimco’s discipline of upgrading its portfolio through paired-property, leverage-neutral transactions, Aimco has identified four properties with approximately 3,100 apartment homes that Aimco has sold or plans to sell to fund the equity portion of the One Canal Street development. These lower-rated properties are located in Colorado, Indiana, Massachusetts and Texas and have monthly revenues per unit averaging approximately $750. Aimco expects its One Canal Street investment to generate a Free Cash Flow Internal Rate of Return that is 400 to 450 basis points greater than the properties identified for sale and 200 to 225 basis points greater than is available on the acquisition of a comparable, stabilized property in this submarket.

Balance Sheet and Liquidity
Components of Aimco Leverage

	AS OF SEPTEMBER 30, 2013
$ in Millions	Amount	% of Total	Weighted Avg. Maturity (Yrs.)	Weighted Avg Rate
Aimco's share of long-term, non-recourse property debt	$4,353.0	91%	8.1	5.36%
Outstanding borrowings on revolving credit facility	298.6	6%	5.0	2.14%
Preferred securities	148.0	3%	Perpetual	6.23%
Total leverage	$4,799.6	100%	n/a	5.19%

4

Leverage Ratios
Aimco's leverage targets are: Debt and Preferred Equity to EBITDA less than 7.0x; and EBITDA Coverage of Interest and Preferred Dividends greater than 2.5x. Aimco also focuses on Debt to EBITDA and EBITDA Coverage of Interest ratios. In calculating these ratios, Aimco computes EBITDA on a proportionate basis. See the Glossary for definitions of these metrics.

	2013		2012
	Trailing-Twelve-Month	Annualized 3rd Qtr	Trailing-Twelve-Month	Annualized 3rd Qtr
Debt to EBITDA	7.8x	7.7x	7.9x	7.7x
Debt and Preferred Equity to EBITDA	8.0x	8.0x	8.1x	8.0x
EBITDA Coverage of Interest	2.5x	2.5x	2.3x	2.3x
EBITDA Coverage of Interest and Preferred Dividends	2.4x	2.4x	1.9x	2.2x
Trailing-twelve-month 2013 Debt to EBITDA and Debt and Preferred Equity to EBITDA ratios are provided on a pro forma basis, taking into account the interest income associated with the West Harlem property loans acquired during the second quarter, which acquisition was funded from Aimco's revolving line of credit.
Aimco continues to expect to achieve its leverage target of Debt and Preferred Equity to EBITDA of approximately 7.0x in the first quarter 2014. Future leverage reduction is expected from earnings growth generated by the current portfolio, by regularly scheduled property debt amortization funded from retained earnings, and by collection of the maturing West Harlem property loans.
Liquidity
Aimco's recourse debt at September 30, 2013, was limited to its revolving credit facility, which Aimco uses for working capital and other short-term purposes, and to secure letters of credit.
As previously announced, during the third quarter, Aimco closed on a new $600 million revolving credit facility to replace its existing $500 million facility. Similar to the facility being replaced, borrowings on the new facility bear interest at a rate set forth on a pricing grid, which varies based on Aimco's leverage. The interest rate spread on the new facility is, on average, 70 basis points lower than the facility being replaced. The new facility matures in September 2018, inclusive of a one-year extension.
At the end of the third quarter, Aimco had outstanding borrowings on its revolving credit facility of $298.6 million and available capacity was $255.6 million, net of $45.8 million of letters of credit backed by the facility. Of the outstanding borrowings, $119.1 million related to the second quarter purchase of the West Harlem property loans. Aimco expects to repay borrowings on its revolving credit facility upon collection of the outstanding property loans and with proceeds from paired-property sales. At the end of the third quarter, Aimco's share of cash and restricted cash on hand was $183.3 million. In addition, Aimco holds four properties in its unencumbered asset pool with a total estimated fair value of approximately $190 million.
Equity Activity
Dividend - As previously announced, Aimco's Board of Directors declared a quarterly cash dividend of $0.24 per share of Class A Common Stock for the quarter ended September 30, 2013. The third quarter 2013 dividend is payable on November 29, 2013, to stockholders of record on November 15, 2013.

5

2013 Outlook
Aimco's Pro forma FFO and AFFO guidance is based on financial results for the nine months ended September 30, 2013, and updated expectations related to certain investment activities. See notes on the following page.

	FOURTH QUARTER	CURRENT OUTLOOK FOR FULL YEAR	PREVIOUS OUTLOOK FOR FULL YEAR

Net income per share	$0.10 to $0.16	$0.66 to $0.72	$0.18 to $0.26
Pro forma FFO per share	$0.53 to $0.59	$2.00 to $2.06	$1.99 to $2.07
AFFO per share [1]	$0.38 to $0.44	$1.48 to $1.54	$1.48 to $1.56

Conventional Same Store Operating Measures
NOI change compared to third quarter 2013	3.50% to 4.50%	n/a	n/a
NOI change compared to same period 2012	6.25% to 7.25%	5.40% to 5.60%	5.25% to 6.00%
Revenue change compared to 2012	n/a	4.50% to 4.60%	4.50% to 5.00%
Expense change compared to 2012	n/a	2.70% to 2.80%	3.00% to 3.50%
Average daily occupancy	n/a	95.5%	95.3% to 95.7%

($ Amounts Represent Aimco Share in Millions)	CURRENT OUTLOOK FOR FULL YEAR	PREVIOUS OUTLOOK FOR FULL YEAR	CHANGE IN OUTLOOK

Tax Credit and Asset Management Revenues
Recurring revenues	$30	$30	-
Non-recurring revenues	$10 to $14	$12 to $16	-$2

Offsite Costs
Property management expenses	$31	$31	-
General and administrative expenses	$45	$46	-$1
Investment management expenses	$8	$8	-

Capital Investments
Conventional redevelopment and development [2]	$170 to $190	$130 to $160	+$30 to $40
Property upgrades	$40	$45	-$5
Capital Replacements related to multi-phase capital projects [1]	$25	$23	+$2
Standard Capital Replacements	$56	$54	+$2

Transaction Activities
Real estate value of partnership tenders and mergers	$31	$35	-$4
Real estate value of property dispositions [3]	$350 to $400	$300 to $350	+$50
Aimco net proceeds from property dispositions [3]	$175 to $200	$90 to $115	+$85

Non-Recourse Property Debt
Amortization, funded by retained earnings	$81	$81	-
Maturities	$172	$172	-
Real estate value of unencumbered properties	$190	$190	-

6

Notes to 2013 Outlook

[1]
At the midpoint of Aimco's guidance range, AFFO guidance has been reduced by $0.01 per share. This projected reduction in AFFO is due to the planned acceleration of Capital Replacements spending related to multi-phase capital projects. During 2012, Aimco began these capital projects at its 2900 on First property, located in Seattle, and two Center City Philadelphia properties, Park Towne Place and The Sterling. The initial phases of these projects consist of Capital Replacement and Capital Improvement investments, which totaled $4.1 million in 2012. Aimco expects to invest an additional $25 million in Capital Replacements related to these projects during 2013. This is an increase of $2 million compared to previous expectations as these projects are ahead of schedule. Total estimated costs are on budget.

[2]
At the midpoint of Aimco's guidance ranges, full year 2013 investments in redevelopment and development have been increased by $35 million, due in part to the One Canal Street development project and in part to additional costs related to Aimco's Lincoln Place and Preserve at Marin redevelopment properties.

[3]	Aimco has increased its dispositions guidance to reflect acceleration of 2014 sales into 2013, to fund the equity component of its increased investment activity.

Earnings Conference Call Information

Friday, November 1, 2013 at 1:00 p.m. ET	Replay available until 9:00 a.m. ET on November 18, 2013
Domestic Dial-In Number: 1-888-317-6003	Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-6061	International Dial-In Number: 1-412-317-0088
Passcode: 9303378	Passcode: 10034534
Live webcast and replay: http://www.aimco.com/investors/events-presentations/webcasts
Supplemental Information
The full text of this Earnings Release and the Supplemental Information referenced in this release are available on Aimco's website at http://www.aimco.com/investors/financial-reports/quarterly-earning-reports.
Glossary & Reconciliations of Non-GAAP Financial and Operating Measures
Financial and operating measures found in this Earnings Release and the Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. These measures are defined in the Glossary in the Supplemental Information and, where appropriate, reconciled to the most comparable GAAP measures.
About Aimco
Aimco is a real estate investment trust that is focused on the ownership and management of quality apartment communities located in the largest markets in the United States. Aimco is one of the country's largest owners and operators of apartments, with 252 communities in 23 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV, and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.

7

Forward-looking Statements
This Earnings Release and Supplemental Information contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of: fourth quarter and full year 2013 results, including but not limited to Pro forma FFO and selected components thereof; AFFO; and Aimco's development and redevelopment project investments, timelines and stabilized rents. These forward-looking statements are based on management's judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to: Aimco's ability to maintain current or meet projected occupancy, rental rates and property operating results; the effect of acquisitions, dispositions and redevelopments; our ability to meet budgeted costs and timelines, and achieve budgeted rental rates related to our development and redevelopment projects; and our ability to comply with debt covenants, including financial coverage ratios. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that our earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions, dispositions and redevelopments; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco's financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco's Annual Report on Form 10-K for the year ended December 31, 2012, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.
Contact
Elizabeth Coalson, Vice President Investor Relations
Investor Relations 303-691-4350, investor@aimco.com

8

Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
REVENUES
Rental and other property revenues	$247,117	$242,149	$732,112	$716,307
Tax credit and asset management revenues	7,397	10,696	22,458	27,681
Total revenues	254,514	252,845	754,570	743,988
OPERATING EXPENSES
Property operating expenses	98,463	100,988	295,492	293,105
Investment management expenses	373	2,817	3,503	9,445
Depreciation and amortization	74,622	83,438	229,270	252,948
Provision for real estate impairment losses	—	—	—	8,349
General and administrative expenses	10,962	12,311	33,894	37,491
Other expense, net	2,215	4,440	6,445	9,060
Total operating expenses	186,635	203,994	568,604	610,398
Operating income	67,879	48,851	185,966	133,590
Interest income, net	3,587	1,998	12,663	6,852
Interest expense	(61,726)	(61,196)	(182,525)	(182,614)
Equity in income (losses) of unconsolidated real estate partnerships	277	206	905	(2,800)
(Loss) gain on dispositions and other, net	(1,899)	16,024	(4,553)	20,630
Income (loss) before income taxes and discontinued operations	8,118	5,883	12,456	(24,342)
Income tax benefit (expense)	77	40	(216)	352
Income (loss) from continuing operations	8,195	5,923	12,240	(23,990)
Income from discontinued operations, net	71,215	47,412	76,982	122,103
Net income	79,410	53,335	89,222	98,113
Noncontrolling interests:
Net (income) loss attributable to noncontrolling interests in consolidated real estate partnerships	(6,776)	(11,334)	4,336	(28,764)
Net income attributable to preferred noncontrolling interests in Aimco Operating Partnership	(1,606)	(1,609)	(4,818)	(4,890)
Net income attributable to common noncontrolling interests in Aimco Operating Partnership	(3,796)	(1,611)	(4,668)	(929)
Net income attributable to noncontrolling interests	(12,178)	(14,554)	(5,150)	(34,583)
Net income attributable to Aimco	67,232	38,781	84,072	63,530
Net income attributable to Aimco preferred stockholders	(702)	(14,515)	(2,105)	(49,136)
Net income attributable to participating securities	(262)	(103)	(418)	(317)
Net income attributable to Aimco common stockholders	$66,268	$24,163	$81,549	$14,077
Weighted average common shares outstanding - basic	145,334	144,959	145,274	130,960
Weighted average common shares outstanding - diluted	145,563	144,959	145,542	130,960
Earnings (loss) per common share - basic and diluted:
Income (loss) from continuing operations attributable to Aimco common stockholders	$0.05	$(0.06)	$0.06	$(0.60)
Income from discontinued operations attributable to Aimco common stockholders	0.41	0.23	0.50	0.71
Net income attributable to Aimco common stockholders	$0.46	$0.17	$0.56	$0.11

9

Consolidated Statements of Operations (continued)
Income from Discontinued Operations
Income from discontinued operations consists of the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Rental and other property revenues	$7,015	$22,872	$22,865	$83,310
Property operating expenses	(3,909)	(12,257)	(11,028)	(38,051)
Depreciation and amortization	(2,011)	(6,555)	(6,317)	(27,043)
(Provision for) recovery of real estate impairment losses	(108)	(4,905)	16	(11,290)
Operating income (loss)	987	(845)	5,536	6,926
Interest income	135	136	306	420
Interest expense	(1,652)	(5,261)	(5,370)	(17,361)
(Loss) income before gain on dispositions of real estate and income taxes	(530)	(5,970)	472	(10,015)
Gain on dispositions of real estate	74,664	55,721	79,270	139,930
Income tax expense	(2,919)	(2,339)	(2,760)	(7,812)
Income from discontinued operations, net	$71,215	$47,412	$76,982	$122,103
(Income) loss from discontinued operations attributable to:
Noncontrolling interests in consolidated real estate partnerships	$(8,421)	$(12,121)	$181	$(23,717)
Noncontrolling interests in Aimco Operating Partnership	(3,370)	(2,069)	(4,166)	(6,015)
Total noncontrolling interests	(11,791)	(14,190)	(3,985)	(29,732)
Income from discontinued operations attributable to Aimco	$59,424	$33,222	$72,997	$92,371

10

Consolidated Balance Sheets
(in thousands) (unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Buildings and improvements	$6,481,745	$6,212,176
Land	1,937,239	1,915,683
Total real estate	8,418,984	8,127,859
Accumulated depreciation	(2,908,941)	(2,728,660)
Net real estate	5,510,043	5,399,199
Cash and cash equivalents	67,622	84,413
Restricted cash	130,511	146,281
Accounts receivable, net	32,925	34,020
Notes receivable, net	215,821	102,897
Other assets	513,409	516,018
Assets held for sale	19,175	118,552
Total assets	$6,489,506	$6,401,380
LIABILITIES AND EQUITY
Non-recourse property debt	$4,530,971	$4,570,719
Revolving credit facility borrowings	298,550	—
Total indebtedness	4,829,521	4,570,719
Accounts payable	27,438	30,747
Accrued liabilities and other	328,910	315,637
Deferred income	111,390	128,098
Liabilities related to assets held for sale	17,118	121,239
Total liabilities	5,314,377	5,166,440
Preferred noncontrolling interests in Aimco Operating Partnership	79,969	80,046
Equity:
Perpetual Preferred Stock	68,114	68,114
Class A Common Stock	1,459	1,456
Additional paid-in capital	3,704,393	3,712,684
Accumulated other comprehensive loss	(5,467)	(3,542)
Distributions in excess of earnings	(2,886,352)	(2,863,287)
Total Aimco equity	882,147	915,425
Noncontrolling interests in consolidated real estate partnerships	245,735	271,065
Common noncontrolling interests in Aimco Operating Partnership	(32,722)	(31,596)
Total equity	1,095,160	1,154,894
Total liabilities and equity	$6,489,506	$6,401,380

11

Supplemental Schedule 1(a)

Funds From Operations								(Page 1 of 2)
Three Months Ended September 30, 2013 Compared to Three Months Ended September 30, 2012
(in thousands, except per share data) (unaudited)
	Three Months Ended September 30, 2013				Three Months Ended September 30, 2012
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$196,320	$—	$(7,754)	$188,566	$188,027	$—	$(7,862)	$180,165
Other Conventional	21,865	475	—	22,340	20,069	1,260	(198)	21,131
Total Conventional	218,185	475	(7,754)	210,906	208,096	1,260	(8,060)	201,296
Affordable Same Store	22,633	—	(1,357)	21,276	22,385	—	(1,360)	21,025
Other Affordable	6,286	995	(2,739)	4,542	11,540	5,409	(10,554)	6,395
Total Affordable	28,919	995	(4,096)	25,818	33,925	5,409	(11,914)	27,420
Property management revenues, primarily from affiliates	13	(70)	438	381	128	(112)	725	741
Total rental and other property revenues	247,117	1,400	(11,412)	237,105	242,149	6,557	(19,249)	229,457

Property operating expenses
Conventional Same Store	67,203	—	(2,756)	64,447	66,333	—	(2,823)	63,510
Other Conventional	10,475	139	—	10,614	10,561	639	(69)	11,131
Total Conventional	77,678	139	(2,756)	75,061	76,894	639	(2,892)	74,641
Affordable Same Store	9,117	—	(546)	8,571	8,887	—	(540)	8,347
Other Affordable	2,988	443	(1,449)	1,982	5,357	3,305	(5,984)	2,678
Total Affordable	12,105	443	(1,995)	10,553	14,244	3,305	(6,524)	11,025
Casualties	1,217	—	(18)	1,199	1,712	3	(10)	1,705
Property management expenses	7,463	—	50	7,513	8,138	—	(48)	8,090
Total property operating expenses	98,463	582	(4,719)	94,326	100,988	3,947	(9,474)	95,461
Net real estate operations	148,654	818	(6,693)	142,779	141,161	2,610	(9,775)	133,996

Amortization of deferred tax credit income	7,270	—	—	7,270	7,207	—	—	7,207
Asset management revenues	127	—	330	457	100	—	2,291	2,391
Non-recurring revenues	—	—	—	—	3,389	—	—	3,389
Total tax credit and asset management revenues	7,397	—	330	7,727	10,696	—	2,291	12,987

Investment management expenses	(373)	—	—	(373)	(2,817)	—	—	(2,817)
Depreciation and amortization related to non-real estate assets	(2,939)	—	11	(2,928)	(3,233)	(1)	14	(3,220)
General and administrative expenses	(10,962)	—	34	(10,928)	(12,311)	(2)	98	(12,215)
Other expense, net	(2,215)	(145)	(23)	(2,383)	(4,440)	26	594	(3,820)
Interest income, net	3,587	(5)	129	3,711	1,998	4	(264)	1,738
Interest expense	(61,726)	(241)	2,739	(59,228)	(61,196)	(1,420)	2,895	(59,721)
Gain on dispositions and other, net of non-FFO items	151	139	(137)	153	—	—	—	—
Income tax benefit	125	—	—	125	610	—	—	610
Discontinued operations, net of non-FFO items	1,669	—	(104)	1,565	5,481	—	1,232	6,713
Preferred dividends and distributions	(2,308)	—	—	(2,308)	(4,071)	—	—	(4,071)
Preferred redemption related amounts	—	—	—	—	(12,053)	—	—	(12,053)
Common noncontrolling interests in Aimco Operating Partnership	(4,194)	—	—	(4,194)	(3,174)	—	—	(3,174)
Amounts allocated to participating securities	(291)	—	—	(291)	(196)	—	—	(196)
Funds From Operations	$76,575	$566	$(3,714)	$73,427	$56,455	$1,217	$(2,915)	$54,757
Preferred stock redemption related amounts	—	—	—	—	12,053	—	—	12,053
Common noncontrolling interests in Aimco Operating Partnership	—	—	—	—	(698)	—	—	(698)
Amounts allocated to participating securities	—	—	—	—	(41)	—	—	(41)
Pro forma Funds From Operations	$76,575	$566	$(3,714)	$73,427	$67,769	$1,217	$(2,915)	$66,071

	Weighted average shares - diluted			145,563	Weighted average shares - diluted			145,119
	Funds From Operations			$0.50	Funds From Operations			$0.38
	Pro forma Funds From Operations			$0.50	Pro forma Funds From Operations			$0.46

12

Supplemental Schedule 1(a) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP								(Page 2 of 2)
Three Months Ended September 30, 2013 Compared to Three Months Ended September 30, 2012
(in thousands) (unaudited)
	Three Months Ended September 30, 2013				Three Months Ended September 30, 2012
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Pro forma Funds From Operations	$76,575	$566	$(3,714)	$73,427	$67,769	$1,217	$(2,915)	$66,071
Adjustments related to continuing operations:
Depreciation and amortization	(74,622)	(163)	3,362	(71,423)	(83,438)	(1,795)	5,834	(79,399)
Depreciation and amortization related to non-real estate assets	2,939	—	(11)	2,928	3,233	1	(14)	3,220
Recovery of impairment losses on depreciable real estate assets	—	13	—	13	—	(388)	449	61
(Loss) gain on dispositions and other, net	(1,243)	(139)	1,006	(376)	15,456	1,171	(1,703)	14,924
Adjustments related to discontinued operations:
Depreciation and amortization related to real estate	(1,902)	—	139	(1,763)	(6,515)	—	(560)	(7,075)
Provision for impairment losses on depreciable real estate assets	(108)	—	—	(108)	(4,905)	—	—	(4,905)
Gain on dispositions of real estate, net of tax	70,701	—	(7,558)	63,143	53,349	—	(12,425)	40,924
Total adjustments	$(4,235)	$(289)	$(3,062)	$(7,586)	$(22,820)	$(1,011)	$(8,419)	$(32,250)
Common noncontrolling interests in Aimco Operating Partnership’s share of adjustments	398	—	—	398	2,261	—	—	2,261
Amounts allocable to participating securities	29	—	—	29	134	—	—	134
Preferred stock redemption related amounts	—	—	—	—	(12,053)	—	—	(12,053)
Equity in earnings of unconsolidated real estate partnerships	277	(277)	—	—	206	(206)	—	—
Net loss attributable to noncontrolling interests in consolidated real estate partnerships	(6,776)	—	6,776	—	(11,334)	—	11,334	—
Net income attributable to Aimco common stockholders	$66,268	$—	$—	$66,268	$24,163	$—	$—	$24,163

13

Supplemental Schedule 1(b)

Funds From Operations								(Page 1 of 2)
Nine Months Ended September 30, 2013 Compared to Nine Months Ended September 30, 2012
(in thousands, except per share data) (unaudited)
	Nine Months Ended September 30, 2013				Nine Months Ended September 30, 2012
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$581,654	$—	$(23,736)	$557,918	$555,635	$—	$(24,855)	$530,780
Other Conventional	63,641	1,434	—	65,075	55,173	4,954	(1,375)	58,752
Total Conventional	645,295	1,434	(23,736)	622,993	610,808	4,954	(26,230)	589,532
Affordable Same Store	67,805	—	(4,129)	63,676	66,803	—	(4,062)	62,741
Other Affordable	18,954	3,599	(8,198)	14,355	38,315	17,598	(36,581)	19,332
Total Affordable	86,759	3,599	(12,327)	78,031	105,118	17,598	(40,643)	82,073
Property management revenues, primarily from affiliates	58	(212)	1,359	1,205	381	(404)	2,013	1,990
Total rental and other property revenues	732,112	4,821	(34,704)	702,229	716,307	22,148	(64,860)	673,595

Property operating expenses
Conventional Same Store	201,912	—	(8,409)	193,503	195,045	—	(8,908)	186,137
Other Conventional	30,724	367	—	31,091	27,870	2,689	(482)	30,077
Total Conventional	232,636	367	(8,409)	224,594	222,915	2,689	(9,390)	216,214
Affordable Same Store	27,217	—	(1,591)	25,626	26,242	—	(1,624)	24,618
Other Affordable	8,920	1,700	(4,077)	6,543	16,378	11,459	(19,406)	8,431
Total Affordable	36,137	1,700	(5,668)	32,169	42,620	11,459	(21,030)	33,049
Casualties	3,930	(6)	(80)	3,844	1,740	4	51	1,795
Property management expenses	22,789	—	(184)	22,605	25,830	—	(146)	25,684
Total property operating expenses	295,492	2,061	(14,341)	283,212	293,105	14,152	(30,515)	276,742
Net real estate operations	436,620	2,760	(20,363)	419,017	423,202	7,996	(34,345)	396,853

Amortization of deferred tax credit income	21,701	—	—	21,701	21,892	—	—	21,892
Asset management revenues	127	—	563	690	100	—	4,206	4,306
Non-recurring revenues	630	—	—	630	5,689	—	2	5,691
Total tax credit and asset management revenues	22,458	—	563	23,021	27,681	—	4,208	31,889

Investment management expenses	(3,503)	—	—	(3,503)	(9,445)	—	—	(9,445)
Depreciation and amortization related to non-real estate assets	(8,854)	—	36	(8,818)	(9,761)	—	45	(9,716)
General and administrative expenses	(33,894)	(1)	123	(33,772)	(37,491)	(6)	378	(37,119)
Other expense, net	(6,445)	(288)	232	(6,501)	(9,060)	10	2,262	(6,788)
Interest income	12,663	313	201	13,177	6,852	17	(213)	6,656
Interest expense	(182,525)	(1,171)	8,584	(175,112)	(182,614)	(4,649)	7,303	(179,960)
Gain on disposition of non-depreciable assets and other	956	1,383	(1,101)	1,238	2	—	—	2
Income tax (expense) benefit	(135)	—	—	(135)	959	—	—	959
Discontinued operations, net of non-FFO items	6,952	—	(829)	6,123	28,729	—	(5,967)	22,762
Preferred dividends and distributions	(6,923)	—	—	(6,923)	(31,443)	—	—	(31,443)
Preferred redemption related amounts	—	—	—	—	(22,583)	—	—	(22,583)
Common noncontrolling interests in Aimco Operating Partnership	(12,290)	—	—	(12,290)	(9,878)	—	—	(9,878)
Amounts allocated to participating securities	(864)	—	—	(864)	(645)	—	—	(645)
Funds From Operations	$224,216	$2,996	$(12,554)	$214,658	$174,505	$3,368	$(26,329)	$151,544
Preferred stock redemption related amounts	—	—	—	—	22,583	—	—	22,583
Common noncontrolling interests in Aimco Operating Partnership	—	—	—	—	(1,377)	—	—	(1,377)
Amounts allocated to participating securities	—	—	—	—	(90)	—	—	(90)
Pro forma Funds From Operations	$224,216	$2,996	$(12,554)	$214,658	$195,621	$3,368	$(26,329)	$172,660

	Weighted average shares - diluted			145,542	Weighted average shares - diluted			131,265
	Funds From Operations			$1.47	Funds From Operations			$1.15
	Pro forma Funds From Operations			$1.47	Pro forma Funds From Operations			$1.32

14

Supplemental Schedule 1(b) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP								(Page 2 of 2)
Nine Months Ended September 30, 2013 Compared to Nine Months Ended September 30, 2012
(in thousands) (unaudited)
	Nine Months Ended September 30, 2013				Nine Months Ended September 30, 2012
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Pro forma Funds From Operations	$224,216	$2,996	$(12,554)	$214,658	$195,621	$3,368	$(26,329)	$172,660
Adjustments related to continuing operations:
Depreciation and amortization	(229,270)	(710)	9,595	(220,385)	(252,948)	(6,128)	19,108	(239,968)
Depreciation and amortization related to non-real estate assets	8,854	—	(36)	8,818	9,761	—	(45)	9,716
Provision for impairment losses on depreciable assets	—	(24)	—	(24)	(8,524)	(2,911)	3,417	(8,018)
(Loss) gain on dispositions of and impairments related to unconsolidated entities and other, net of tax	(4,928)	(1,357)	5,549	(736)	20,202	2,871	(7,830)	15,243
Adjustments related to discontinued operations:
Depreciation and amortization related to real estate	(5,991)	—	548	(5,443)	(26,846)	—	3,094	(23,752)
Recoveries of (provision for) operating real estate impairment losses	16	—	839	855	(11,290)	—	1,700	(9,590)
Gain on dispositions of real estate, net of tax	75,343	—	395	75,738	131,504	—	(21,879)	109,625
Total adjustments	$(155,976)	$(2,091)	$16,890	$(141,177)	$(138,141)	$(6,168)	$(2,435)	$(146,744)
Common noncontrolling interests in Aimco Operating Partnership’s share of adjustments	7,622	—	—	7,622	10,326	—	—	10,326
Amounts allocable to participating securities	446	—	—	446	418	—	—	418
Preferred stock redemption related amounts	—	—	—	—	(22,583)	—	—	(22,583)
Equity in earnings (losses) of unconsolidated real estate partnerships	905	(905)	—	—	(2,800)	2,800	—	—
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	4,336	—	(4,336)	—	(28,764)	—	28,764	—
Net income attributable to Aimco common stockholders	$81,549	$—	$—	$81,549	$14,077	$—	$—	$14,077

15

Supplemental Schedule 2

Portfolio Summary
As of September 30, 2013
(unaudited)
	Number of Properties	Number of Apartment Homes	Effective Apartment Homes	Average Ownership
Real Estate Portfolio:
Conventional Same Store	131	48,214	46,912	97%
Conventional Redevelopment	4	1,502	1,502	100%
Conventional Acquisition	6	748	748	100%
Other Conventional	30	3,094	3,024	98%
Conventional Held for Sale	2	536	472	88%
Total Conventional portfolio	173	54,094	52,658	97%

Affordable Same Store	48	7,696	7,311	95%
Other Affordable	31	3,195	1,514	47%
Total Affordable portfolio	79	10,891	8,825	81%
Total Real Estate portfolio	252	64,985	61,483	95%

16

Supplemental Schedule 3

Net Asset Value Supplemental Information			(Page 1 of 2)
(in thousands) (unaudited)
One measure of stockholder value is Net Asset Value (NAV), which is the estimated fair value of assets, net of liabilities and preferred equity. The information provided below is intended to assist users of Aimco’s financial information in making their own estimates of Aimco’s NAV. See the following page for notes to the Supplemental Information provided below.

Trailing Twelve Month Net Operating Income Data [1]

	Proportionate Property Net Operating Income
	Conventional	Affordable	Total
Rental and other property revenues	$825,324	$103,843	$929,167
Property operating expenses	(295,536)	(42,716)	(338,252)
Property NOI	$529,788	$61,127	$590,915

Proportionate Balance Sheet Data
As of September 30, 2013
	Consolidated GAAP Balance Sheet	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Balance Sheet
ASSETS
Real estate	$8,418,984	$51,205	$(347,309)	$8,122,880
Accumulated depreciation	(2,908,941)	(8,639)	123,481	(2,794,099)
Net real estate [2]	5,510,043	42,566	(223,828)	5,328,781
Cash and cash equivalents	67,622	357	(11,569)	56,410
Restricted cash	130,511	1,467	(5,104)	126,874
Accounts receivable, net	32,925	32	(2,740)	30,217
Notes receivable, net	215,821	—	(87)	215,734
Investment in unconsolidated real estate partnerships	17,119	(17,119)	—	—
Deferred financing costs, net	38,548	211	(1,983)	36,776
Goodwill	52,369	—	—	52,369
Other assets	405,373	2,230	(152,695)	254,908
Assets held for sale	19,175	—	(3,095)	16,080
Total assets	$6,489,506	$29,744	$(401,101)	$6,118,149
LIABILITIES AND EQUITY
Non-recourse property debt	$4,530,971	$26,544	$(204,545)	$4,352,970
Revolving credit facility borrowings	298,550	—	—	298,550
Deferred income [3]	111,390	20	12	111,422
Other liabilities	356,348	3,180	(146,440)	213,088
Liabilities related to assets held for sale	17,118	—	(3,762)	13,356
Total liabilities	5,314,377	29,744	(354,735)	4,989,386
Preferred noncontrolling interests in Aimco Operating Partnership	79,969	—	—	79,969
Perpetual preferred stock	68,114	—	—	68,114
Other Aimco equity	814,033	—	199,369	1,013,402
Noncontrolling interests in consolidated real estate partnerships	245,735	—	(245,735)	—
Common noncontrolling interests in Aimco Operating Partnership	(32,722)	—	—	(32,722)
Total liabilities and equity	$6,489,506	$29,744	$(401,101)	$6,118,149

17

Supplemental Schedule 3 (continued)

Net Asset Value Supplemental Information	(Page 2 of 2)

[1]
Refer to the Glossary for the definition of Proportionate Property Net Operating Income, as well as a reconciliation of the trailing twelve month amounts in this table to the corresponding amounts computed in accordance with GAAP.

[2]
Net real estate includes three properties, Lincoln Place, Pacific Bay Vistas and The Preserve at Marin, which are vacant or have low occupancies while the properties undergo significant redevelopment. Refer to Supplemental Schedule 10 for further information about these redevelopment projects.

[3]
Deferred income includes $65.8 million of unamortized cash contributions received by Aimco in exchange for the allocation of tax credits and related tax benefits to the investors in tax credit arrangements. These cash contributions are deferred upon receipt and amortized into earnings in future periods as Aimco delivers the tax credits and related benefits to the investors.

Under existing tax credit agreements, Aimco will receive additional cash contributions of $37.9 million, which when received will be deferred and amortized into earnings in future periods. Projected amortization of deferred tax credit contributions received and to be received, as well as the estimated income taxes thereon, are presented below. Deferred income and the future earnings associated with the deferred income are excluded from Aimco’s internal estimates of NAV.

Income to be recognized in future periods:
		September 30, 2013
Deferred tax credit income balance		$65,831
Cash contributions to be received in the future		37,900
Total to be amortized		$103,731

Amortization schedule:
	Amortization of Deferred Income	Estimated Income Taxes	Projected Income, net of tax
2013	6,878	(2,682)	4,196
2014	26,483	(10,328)	16,155
2015	22,510	(8,779)	13,731
2016	17,146	(6,687)	10,459
2017	13,518	(5,272)	8,246
Thereafter	17,196	(6,706)	10,490
Total	$103,731	$(40,454)	$63,277

18

Supplemental Schedule 4

Non-Recourse Property Debt Information					(Page 1 of 2)
As of September 30, 2013
(dollars in thousands) (unaudited)

Non-Recourse Property Debt Balances and Characteristics
Debt	Consolidated	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Total Aimco Share	Weighted Average Maturity (years)	Weighted Average Rate
Conventional Portfolio:
Fixed rate loans payable [1]	$4,042,749	$8,335	$(160,812)	$3,890,272	7.6	5.52%
Floating rate tax-exempt bonds	59,205	—	(45)	59,160	6.1	0.13%
Total Conventional portfolio	4,101,954	8,335	(160,857)	3,949,432	7.5	5.44%

Affordable Portfolio:
Fixed rate loans payable	244,413	18,209	(19,323)	243,299	13.0	5.05%
Floating rate loans payable	13,185	—	(7,318)	5,867	2.3	2.94%
Total property loans payable	257,598	18,209	(26,641)	249,166	12.4	4.94%

Fixed rate tax-exempt bonds	98,186	—	(17,047)	81,139	24.4	5.17%
Floating rate tax-exempt bonds	73,233	—	—	73,233	0.6	2.57%
Total property tax-exempt bond financing	171,419	—	(17,047)	154,372	14.2	4.06%
Total Affordable portfolio	429,017	18,209	(43,688)	403,538	13.1	4.59%
Total non-recourse property debt	$4,530,971	$26,544	$(204,545)	$4,352,970	8.1	5.36%

[1]
In 2011, $673.8 million of fixed rate loans payable were securitized and Aimco purchased for $51.5 million the first loss and two mezzanine positions in the trust that holds these loans. The investments, which have a face value of $100.9 million, are included in Other Assets on Aimco’s consolidated balance sheet.

Aimco Share Non-Recourse Property Debt

	Amount	% of Total
Fixed rate property debt	$4,214,710	96.9%
Floating rate tax-exempt bonds	132,393	3.0%
Floating rate loans payable	5,867	0.1%
Total	$4,352,970	100.0%

	Amortization	Maturities		Total	Maturities as a Percent of Total Debt		Average Rate on Maturing Debt
2013 Q4	$20,284	$5,575		$25,859	0.13%		—

2014 Q1	20,634	12,594		33,228	0.29%		5.38%
2014 Q2	20,692	72,858		93,550	1.67%		2.57%
2014 Q3	20,772	53,846		74,618	1.24%		5.27%
2014 Q4	20,890	95,202		116,092	2.19%		5.55%
Total 2014	82,988	234,500		317,488	5.39%		4.55%

2015	83,684	178,921		262,605	4.11%		4.86%
2016	81,584	351,083		432,667	8.07%		5.66%
2017	75,826	424,553		500,379	9.75%		5.89%
2018	71,905	185,732		257,637	4.27%		4.42%
2019	66,082	538,383		604,465	12.37%		5.63%
2020	57,514	373,658		431,172	8.58%		6.36%
2021	36,927	764,128	[1]	801,055	17.55%	[1]	5.62%
2022	23,193	175,556		198,749	4.03%		5.16%
2023	10,684	51,877		62,561	1.19%		5.11%
Thereafter	364,975	93,358		458,333	2.14%		3.49%
Total	$975,646	$3,377,324		$4,352,970

[1]
2021 maturities include property loans that will repay Aimco’s first loss and mezzanine positions in the securitization. Because Aimco holds these investments, the net effective maturities exposure for 2021 is $663.2 million, or 15.6% of maturities as a percentage of total debt.

19

Supplemental Schedule 4 (continued)

(page 2 of 2)
Year-to-Date Property Loan Closings (Aimco Share)

Original Loan Maturity Year	Loan Amount Refinanced	New Loan Amount	Net Proceeds	Prior Rate	New Rate
2013	$26.8	$31.0	$3.8	5.45%	4.06%
New loans	—	66.1	65.3	—	4.48%
Acquisition	—	14.8	—	—	2.96%
Totals	$26.8	$111.9	$69.1	5.45%	4.16%

Debt Ratios

		Trailing Twelve Months [1]	Annualized Quarter
Debt to EBITDA		7.8x	7.7x

Debt and Preferred Equity to EBITDA		8.0x	8.0x

EBITDA Coverage of Interest		2.5x	2.5x

EBITDA Coverage of Interest and Preferred Dividends		2.4x	2.4x

Revolving Line of Credit Debt Coverage Covenants

		Amount	Covenant
Debt Service Coverage Ratio		1.73x	1.50x

Fixed Charge Coverage Ratio		1.68x	1.30x

Credit Ratings

Fitch Ratings	Issuer Default Rating		BB+ (positive)
Standard and Poor’s	Corporate Credit Rating		BB+ (stable)

Notes

[1] The Debt to EBITDA and Debt and Preferred Equity to EBITDA ratios are provided on a pro forma basis, taking into account the interest income associated with the West Harlem property loans acquired during the second quarter 2013, which acquisition was funded from Aimco's revolving line of credit.

20

Supplemental Schedule 5

Share Data
(in thousands) (unaudited)

Preferred Securities

	Shares/Units Outstanding as of September 30, 2013	Date First Available for Redemption by Aimco	Coupon	Amount
Perpetual Preferred Stock:
Class Z	1,274	7/29/2016	7.000%	$31,856
Series A Community Reinvestment Act	—	6/30/2011	1.520%	37,000
Total perpetual preferred stock			4.055%	68,856

Preferred Partnership Units	2,927		8.113%	79,156
Total preferred securities			6.225%	$148,012

Common Stock, Partnership Units and Equivalents

		Three Months Ended		Nine Months Ended
	As of	September 30, 2013		September 30, 2013
	September 30, 2013	EPS	FFO/AFFO	EPS	FFO/AFFO
Class A Common Stock outstanding	145,341	145,334	145,334	145,274	145,274
Dilutive securities:
Options and restricted stock	340	229	229	268	268
Total shares and dilutive share equivalents	145,681	145,563	145,563	145,542	145,542
Common Partnership Units and equivalents	7,943
Total shares, units and dilutive share equivalents	153,624

21

Supplemental Schedule 6(a)

Conventional Same Store Operating Results
Third Quarter 2013 Compared to Third Quarter 2012
(in thousands, except site, home and per home data) (unaudited)

				Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Revenue per Apartment Home
	Properties	Apartment Homes	Effective Apartment Homes	3Q 2013	3Q 2012	Growth	3Q 2013	3Q 2012	Growth	3Q 2013	3Q 2012	Growth	3Q 2013	3Q 2013	3Q 2012	3Q 2013	3Q 2012
Target Markets
Los Angeles	12	3,552	2,901	$19,505	$18,551	5.1%	$5,661	$5,574	1.6%	$13,844	$12,977	6.7%	71.0%	95.4%	95.1%	$2,349	$2,241
Orange County	3	1,017	1,017	5,811	5,522	5.2%	1,742	1,713	1.7%	4,069	3,809	6.8%	70.0%	96.9%	97.0%	1,966	1,865
San Diego	5	1,948	1,948	8,551	8,303	3.0%	2,468	2,480	(0.5)%	6,083	5,823	4.5%	71.1%	96.4%	95.5%	1,518	1,489
Southern CA Total	20	6,517	5,866	33,867	32,376	4.6%	9,871	9,767	1.1%	23,996	22,609	6.1%	70.9%	95.9%	95.5%	2,006	1,926
East Bay	1	246	246	1,362	1,270	7.2%	456	480	(5.0)%	906	790	14.7%	66.5%	98.2%	96.9%	1,880	1,777
San Jose	1	224	224	1,267	1,163	8.9%	399	396	0.8%	868	767	13.2%	68.5%	98.1%	96.1%	1,922	1,800
San Francisco	5	774	774	4,850	4,381	10.7%	1,449	1,473	(1.6)%	3,401	2,908	17.0%	70.1%	96.9%	96.7%	2,155	1,951
Northern CA Total	7	1,244	1,244	7,479	6,814	9.8%	2,304	2,349	(1.9)%	5,175	4,465	15.9%	69.2%	97.4%	96.6%	2,058	1,890

Seattle	1	104	104	473	445	6.3%	213	193	10.4%	260	252	3.2%	55.0%	94.9%	96.9%	1,598	1,472
Pacific Total	28	7,865	7,214	41,819	39,635	5.5%	12,388	12,309	0.6%	29,431	27,326	7.7%	70.4%	96.1%	95.7%	2,010	1,914

Suburban New York - New Jersey	2	1,162	1,162	4,893	4,780	2.4%	1,750	2,091	(16.3)%	3,143	2,689	16.9%	64.2%	95.2%	95.5%	1,474	1,436
Washington - NoVa - MD	14	6,547	6,476	28,100	27,461	2.3%	9,284	8,709	6.6%	18,816	18,752	0.3%	67.0%	95.3%	95.7%	1,518	1,477
Boston	11	4,129	4,129	16,330	15,820	3.2%	5,804	5,965	(2.7)%	10,526	9,855	6.8%	64.5%	95.5%	95.5%	1,380	1,338
Philadelphia	5	2,579	2,500	11,053	10,671	3.6%	3,888	3,881	0.2%	7,165	6,790	5.5%	64.8%	92.5%	94.1%	1,593	1,512
Northeast Total	32	14,417	14,267	60,376	58,732	2.8%	20,726	20,646	0.4%	39,650	38,086	4.1%	65.7%	94.9%	95.3%	1,487	1,439

Miami	5	2,471	2,460	14,591	13,587	7.4%	4,421	4,525	(2.3)%	10,170	9,062	12.2%	69.7%	96.8%	96.5%	2,042	1,908
Orlando	4	1,138	1,138	3,132	2,989	4.8%	1,294	1,236	4.7%	1,838	1,753	4.8%	58.7%	95.8%	95.4%	958	918
Palm Beach - Fort Lauderdale	1	404	404	1,191	1,136	4.8%	526	561	(6.2)%	665	575	15.7%	55.8%	97.1%	95.4%	1,012	983
Jacksonville	4	1,643	1,643	4,515	4,409	2.4%	2,020	1,952	3.5%	2,495	2,457	1.5%	55.3%	94.6%	95.6%	968	936
Florida Total	14	5,656	5,645	23,429	22,121	5.9%	8,261	8,274	(0.2)%	15,168	13,847	9.5%	64.7%	96.0%	95.9%	1,441	1,362

Houston	3	1,143	1,081	2,869	2,731	5.1%	1,196	1,200	(0.3)%	1,673	1,531	9.3%	58.3%	94.5%	94.8%	936	889
Denver	8	2,177	2,104	7,293	6,866	6.2%	2,070	2,182	(5.1)%	5,223	4,684	11.5%	71.6%	95.4%	96.2%	1,212	1,131
Phoenix	4	886	738	1,958	1,903	2.9%	738	730	1.1%	1,220	1,173	4.0%	62.3%	95.5%	95.2%	926	902
Atlanta	5	1,295	1,281	4,233	4,011	5.5%	1,589	1,587	0.1%	2,644	2,424	9.1%	62.5%	96.3%	96.4%	1,143	1,083
Sunbelt Total	34	11,157	10,849	39,782	37,632	5.7%	13,854	13,973	(0.9)%	25,928	23,659	9.6%	65.2%	95.7%	95.9%	1,277	1,206

Chicago	10	3,236	3,236	13,847	12,875	7.5%	4,649	4,642	0.2%	9,198	8,233	11.7%	66.4%	95.6%	94.6%	1,491	1,410

Total Target Markets	104	36,675	35,566	155,824	148,874	4.7%	51,617	51,570	0.1%	104,207	97,304	7.1%	66.9%	95.5%	95.5%	1,530	1,462

Other
Baltimore	5	1,180	1,066	3,816	3,849	(0.9)%	1,578	1,597	(1.2)%	2,238	2,252	(0.6)%	58.6%	90.5%	93.5%	1,319	1,288
Nashville	4	1,114	1,114	3,598	3,347	7.5%	1,448	1,370	5.7%	2,150	1,977	8.8%	59.8%	96.4%	95.7%	1,117	1,047
Norfolk - Richmond	6	1,643	1,564	4,972	4,936	0.7%	1,666	1,659	0.4%	3,306	3,277	0.9%	66.5%	94.7%	94.6%	1,119	1,111
Other Markets	12	7,602	7,602	20,082	19,412	3.5%	8,227	7,309	12.6%	11,855	12,103	(2.0)%	59.0%	95.4%	94.6%	923	900

Total Other	27	11,539	11,346	32,468	31,544	2.9%	12,919	11,935	8.2%	19,549	19,609	(0.3)%	60.2%	94.9%	94.6%	1,005	980

Grand Total	131	48,214	46,912	$188,292	$180,418	4.4%	$64,536	$63,505	1.6%	$123,756	$116,913	5.9%	65.7%	95.3%	95.3%	$1,404	$1,345

22

Supplemental Schedule 6(b)

Conventional Same Store Operating Results
Third Quarter 2013 Compared to Second Quarter 2013
(in thousands, except site, home and per home data) (unaudited)

				Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Revenue per Apartment Home
	Properties	Apartment Homes	Effective Apartment Homes	3Q 2013	2Q 2013	Growth	3Q 2013	2Q 2013	Growth	3Q 2013	2Q 2013	Growth	3Q 2013	3Q 2013	2Q 2013	3Q 2013	2Q 2013
Target Markets
Los Angeles	12	3,552	2,901	$19,505	$19,176	1.7%	$5,661	$5,663	—	$13,844	$13,513	2.4%	71.0%	95.4%	95.4%	$2,349	$2,310
Orange County	3	1,017	1,017	5,811	5,664	2.6%	1,742	1,693	2.9%	4,069	3,971	2.5%	70.0%	96.9%	96.1%	1,966	1,933
San Diego	5	1,948	1,948	8,551	8,352	2.4%	2,468	2,371	4.1%	6,083	5,981	1.7%	71.1%	96.4%	95.9%	1,518	1,491
Southern CA Total	20	6,517	5,866	33,867	33,192	2.0%	9,871	9,727	1.5%	23,996	23,465	2.3%	70.9%	95.9%	95.7%	2,006	1,972
East Bay	1	246	246	1,362	1,319	3.3%	456	481	(5.2)%	906	838	8.1%	66.5%	98.2%	96.3%	1,880	1,856
San Jose	1	224	224	1,267	1,222	3.7%	399	419	(4.8)%	868	803	8.1%	68.5%	98.1%	96.3%	1,922	1,888
San Francisco	5	774	774	4,850	4,727	2.6%	1,449	1,410	2.8%	3,401	3,317	2.5%	70.1%	96.9%	96.6%	2,155	2,107
Northern CA Total	7	1,244	1,244	7,479	7,268	2.9%	2,304	2,310	(0.3)%	5,175	4,958	4.4%	69.2%	97.4%	96.5%	2,058	2,019

Seattle	1	104	104	473	462	2.4%	213	207	2.9%	260	255	2.0%	55.0%	94.9%	96.3%	1,598	1,536
Pacific Total	28	7,865	7,214	41,819	40,922	2.2%	12,388	12,244	1.2%	29,431	28,678	2.6%	70.4%	96.1%	95.8%	2,010	1,974

Suburban New York - New Jersey	2	1,162	1,162	4,893	4,973	(1.6)%	1,750	1,725	1.4%	3,143	3,248	(3.2)%	64.2%	95.2%	96.0%	1,474	1,485
Washington - NoVa - MD	14	6,547	6,476	28,100	28,029	0.3%	9,284	8,687	6.9%	18,816	19,342	(2.7)%	67.0%	95.3%	95.7%	1,518	1,508
Boston	11	4,129	4,129	16,330	16,246	0.5%	5,804	6,191	(6.3)%	10,526	10,055	4.7%	64.5%	95.5%	95.9%	1,380	1,368
Philadelphia	5	2,579	2,500	11,053	11,006	0.4%	3,888	3,770	3.1%	7,165	7,236	(1.0)%	64.8%	92.5%	94.4%	1,593	1,554
Northeast Total	32	14,417	14,267	60,376	60,254	0.2%	20,726	20,373	1.7%	39,650	39,881	(0.6)%	65.7%	94.9%	95.6%	1,487	1,473

Miami	5	2,471	2,460	14,591	14,362	1.6%	4,421	4,711	(6.2)%	10,170	9,651	5.4%	69.7%	96.8%	97.3%	2,042	2,001
Orlando	4	1,138	1,138	3,132	3,060	2.4%	1,294	1,288	0.5%	1,838	1,772	3.7%	58.7%	95.8%	95.4%	958	939
Palm Beach - Fort Lauderdale	1	404	404	1,191	1,178	1.1%	526	536	(1.9)%	665	642	3.6%	55.8%	97.1%	96.0%	1,012	1,012
Jacksonville	4	1,643	1,643	4,515	4,401	2.6%	2,020	1,931	4.6%	2,495	2,470	1.0%	55.3%	94.6%	95.1%	968	939
Florida Total	14	5,656	5,645	23,429	23,001	1.9%	8,261	8,466	(2.4)%	15,168	14,535	4.4%	64.7%	96.0%	96.2%	1,441	1,412

Houston	3	1,143	1,081	2,869	2,851	0.6%	1,196	1,109	7.8%	1,673	1,742	(4.0)%	58.3%	94.5%	95.0%	936	925
Denver	8	2,177	2,104	7,293	7,028	3.8%	2,070	2,108	(1.8)%	5,223	4,920	6.2%	71.6%	95.4%	95.3%	1,212	1,169
Phoenix	4	886	738	1,958	1,905	2.8%	738	694	6.3%	1,220	1,211	0.7%	62.3%	95.5%	94.7%	926	908
Atlanta	5	1,295	1,281	4,233	4,068	4.1%	1,589	1,520	4.5%	2,644	2,548	3.8%	62.5%	96.3%	94.6%	1,143	1,118
Sunbelt Total	34	11,157	10,849	39,782	38,853	2.4%	13,854	13,897	(0.3)%	25,928	24,956	3.9%	65.2%	95.7%	95.6%	1,277	1,249

Chicago	10	3,236	3,236	13,847	13,797	0.4%	4,649	5,302	(12.3)%	9,198	8,495	8.3%	66.4%	95.6%	96.6%	1,491	1,473

Total Target Markets	104	36,675	35,566	155,824	153,826	1.3%	51,617	51,816	(0.4)%	104,207	102,010	2.2%	66.9%	95.5%	95.7%	1,530	1,507

Other
Baltimore	5	1,180	1,066	3,816	3,940	(3.1)%	1,578	1,441	9.5%	2,238	2,499	(10.4)%	58.6%	90.5%	94.1%	1,319	1,310
Nashville	4	1,114	1,114	3,598	3,543	1.6%	1,448	1,392	4.0%	2,150	2,151	—	59.8%	96.4%	96.1%	1,117	1,103
Norfolk - Richmond	6	1,643	1,564	4,972	4,977	(0.1)%	1,666	1,679	(0.8)%	3,306	3,298	0.2%	66.5%	94.7%	95.2%	1,119	1,113
Other Markets	12	7,602	7,602	20,082	19,987	0.5%	8,227	8,578	(4.1)%	11,855	11,409	3.9%	59.0%	95.4%	94.7%	923	925

Total Other	27	11,539	11,346	32,468	32,447	0.1%	12,919	13,090	(1.3)%	19,549	19,357	1.0%	60.2%	94.9%	94.8%	1,005	1,005

Grand Total	131	48,214	46,912	$188,292	$186,273	1.1%	$64,536	$64,906	(0.6)%	$123,756	$121,367	2.0%	65.7%	95.3%	95.5%	$1,404	$1,386

23

Supplemental Schedule 6(c)

Conventional Same Store Operating Results
Nine Months Ended September 30, 2013 Compared to Nine Months Ended September 30, 2012
(in thousands, except site, home and per home data) (unaudited)

				Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Revenue per Apartment Home
	Properties	Apartment Homes	Effective Apartment Homes	YTD 3Q 2013	YTD 3Q 2012	Growth	YTD 3Q 2013	YTD 3Q 2012	Growth	YTD 3Q 2013	YTD 3Q 2012	Growth	YTD 3Q 2013	YTD 3Q 2013	YTD 3Q 2012	YTD 3Q 2013	YTD 3Q 2012
Target Markets
Los Angeles	12	3,552	2,901	$57,593	$54,930	4.8%	$17,307	$16,007	8.1%	$40,286	$38,923	3.5%	69.9%	95.5%	95.6%	$2,310	$2,202
Orange County	3	1,017	1,017	17,044	16,231	5.0%	5,133	4,888	5.0%	11,911	11,343	5.0%	69.9%	96.1%	96.4%	1,938	1,839
San Diego	5	1,948	1,948	25,053	24,354	2.9%	7,091	7,091	—	17,962	17,263	4.0%	71.7%	95.8%	95.4%	1,491	1,456
Southern CA Total	20	6,517	5,866	99,690	95,515	4.4%	29,531	27,986	5.5%	70,159	67,529	3.9%	70.4%	95.7%	95.6%	1,973	1,892
East Bay	1	246	246	3,988	3,722	7.1%	1,396	1,373	1.7%	2,592	2,349	10.3%	65.0%	97.0%	96.5%	1,857	1,742
San Jose	1	224	224	3,697	3,465	6.7%	1,240	1,224	1.3%	2,457	2,241	9.6%	66.5%	96.8%	96.8%	1,895	1,775
San Francisco	5	774	774	14,155	12,754	11.0%	4,286	4,305	(0.4)%	9,869	8,449	16.8%	69.7%	96.7%	96.6%	2,102	1,896
Northern CA Total	7	1,244	1,244	21,840	19,941	9.5%	6,922	6,902	0.3%	14,918	13,039	14.4%	68.3%	96.7%	96.6%	2,016	1,844

Seattle	1	104	104	1,410	1,325	6.4%	635	540	17.6%	775	785	(1.3)%	55.0%	95.5%	97.5%	1,577	1,453
Pacific Total	28	7,865	7,214	122,940	116,781	5.3%	37,088	35,428	4.7%	85,852	81,353	5.5%	69.8%	95.9%	95.8%	1,975	1,877

Suburban New York - New Jersey	2	1,162	1,162	14,619	14,184	3.1%	5,288	5,184	2.0%	9,331	9,000	3.7%	63.8%	95.4%	96.6%	1,466	1,404
Washington - NoVa - MD	14	6,547	6,476	84,104	81,381	3.3%	26,608	25,244	5.4%	57,496	56,137	2.4%	68.4%	95.6%	96.2%	1,509	1,451
Boston	11	4,129	4,129	48,624	46,624	4.3%	18,360	17,939	2.3%	30,264	28,685	5.5%	62.2%	95.8%	95.6%	1,366	1,313
Philadelphia	5	2,579	2,500	33,098	31,873	3.8%	11,637	11,805	(1.4)%	21,461	20,068	6.9%	64.8%	94.0%	94.6%	1,564	1,497
Northeast Total	32	14,417	14,267	180,445	174,062	3.7%	61,893	60,172	2.9%	118,552	113,890	4.1%	65.7%	95.4%	95.8%	1,474	1,415

Miami	5	2,471	2,460	42,861	39,781	7.7%	13,877	13,154	5.5%	28,984	26,627	8.9%	67.6%	96.9%	96.8%	1,997	1,857
Orlando	4	1,138	1,138	9,196	8,798	4.5%	3,777	3,524	7.2%	5,419	5,274	2.7%	58.9%	95.9%	95.6%	937	898
Palm Beach - Fort Lauderdale	1	404	404	3,510	3,352	4.7%	1,596	1,622	(1.6)%	1,914	1,730	10.6%	54.5%	95.7%	96.0%	1,008	961
Jacksonville	4	1,643	1,643	13,298	13,005	2.3%	5,894	5,735	2.8%	7,404	7,270	1.8%	55.7%	94.9%	95.4%	948	922
Florida Total	14	5,656	5,645	68,865	64,936	6.1%	25,144	24,035	4.6%	43,721	40,901	6.9%	63.5%	96.0%	96.1%	1,411	1,330

Houston	3	1,143	1,081	8,512	8,058	5.6%	3,441	3,386	1.6%	5,071	4,672	8.5%	59.6%	94.9%	94.4%	922	878
Denver	8	2,177	2,104	21,273	19,973	6.5%	6,293	6,330	(0.6)%	14,980	13,643	9.8%	70.4%	95.6%	96.3%	1,175	1,095
Phoenix	4	886	738	5,734	5,539	3.5%	2,121	2,061	2.9%	3,613	3,478	3.9%	63.0%	95.1%	95.8%	908	871
Atlanta	5	1,295	1,281	12,378	11,810	4.8%	4,631	4,456	3.9%	7,747	7,354	5.3%	62.6%	95.4%	96.5%	1,126	1,061
Sunbelt Total	34	11,157	10,849	116,762	110,316	5.8%	41,630	40,268	3.4%	75,132	70,048	7.3%	64.3%	95.7%	96.0%	1,250	1,177

Chicago	10	3,236	3,236	41,158	38,668	6.4%	14,663	14,119	3.9%	26,495	24,549	7.9%	64.4%	96.2%	95.3%	1,469	1,401

Total Target Markets	104	36,675	35,566	461,305	439,827	4.9%	155,274	149,987	3.5%	306,031	289,840	5.6%	66.3%	95.6%	95.8%	1,507	1,435

Other
Baltimore	5	1,180	1,066	11,749	11,358	3.4%	4,482	4,413	1.6%	7,267	6,945	4.6%	61.9%	93.1%	94.1%	1,316	1,259
Nashville	4	1,114	1,114	10,549	9,929	6.2%	4,197	3,984	5.3%	6,352	5,945	6.8%	60.2%	95.7%	96.3%	1,100	1,028
Norfolk - Richmond	6	1,643	1,564	14,905	14,648	1.8%	4,856	4,675	3.9%	10,049	9,973	0.8%	67.4%	94.8%	94.6%	1,117	1,099
Other Markets	12	7,602	7,602	59,501	57,412	3.6%	25,265	23,826	6.0%	34,236	33,586	1.9%	57.5%	94.9%	95.2%	916	881

Total Other	27	11,539	11,346	96,704	93,347	3.6%	38,800	36,898	5.2%	57,904	56,449	2.6%	59.9%	94.8%	95.1%	999	961

Grand Total	131	48,214	46,912	$558,009	$533,174	4.7%	$194,074	$186,885	3.8%	$363,935	$346,289	5.1%	65.2%	95.4%	95.6%	$1,386	$1,321

24

Supplemental Schedule 6(d)

Conventional Same Store Operating Expense Detail
(in thousands) (unaudited)

Third Quarter 2013 Compared to Third Quarter 2012

	3Q 2013	% of Total	3Q 2012	$ Change	% Change
Real estate taxes	$17,390	26.9%	$15,969	$1,421	8.9%
Onsite payroll	12,545	19.4%	12,097	448	3.7%
Utilities	10,702	16.6%	10,398	304	2.9%
Repairs and maintenance	9,913	15.4%	10,598	(685)	(6.5)%
Software, technology and other	4,783	7.4%	4,579	204	4.5%
Insurance	3,472	5.4%	3,760	(288)	(7.7)%
Marketing	2,300	3.6%	2,597	(297)	(11.4)%
Expensed turnover costs	3,431	5.3%	3,507	(76)	(2.2)%
Total	$64,536	100.0%	$63,505	$1,031	1.6%

Third Quarter 2013 Compared to Second Quarter 2013

	3Q 2013	% of Total	2Q 2013	$ Change	% Change
Real estate taxes	$17,390	26.9%	$17,741	$(351)	(2.0)%
Onsite payroll	12,545	19.4%	12,129	416	3.4%
Utilities	10,702	16.6%	10,823	(121)	(1.1)%
Repairs and maintenance	9,913	15.4%	10,611	(698)	(6.6)%
Software, technology and other	4,783	7.4%	4,903	(120)	(2.4)%
Insurance	3,472	5.4%	3,690	(218)	(5.9)%
Marketing	2,300	3.6%	2,372	(72)	(3.0)%
Expensed turnover costs	3,431	5.3%	2,637	794	30.1%
Total	$64,536	100.0%	$64,906	$(370)	(0.6)%

Nine Months Ended September 30, 2013 Compared to Nine Months Ended September 30, 2012

	YTD 3Q 2013	% of Total	YTD 3Q 2012	$ Change	% Change
Real estate taxes	$52,855	27.2%	$48,569	$4,286	8.8%
Onsite payroll	37,059	19.1%	36,823	236	0.6%
Utilities	33,182	17.1%	32,597	585	1.8%
Repairs and maintenance	30,318	15.6%	30,674	(356)	(1.2)%
Software, technology and other	14,046	7.2%	12,711	1,335	10.5%
Insurance	11,340	5.8%	9,952	1,388	13.9%
Marketing	7,265	3.7%	7,206	59	0.8%
Expensed turnover costs	8,009	4.3%	8,353	(344)	(4.1)%
Total	$194,074	100.0%	$186,885	$7,189	3.8%

25

Supplemental Schedule 7(a)

Total Conventional Portfolio Data by Market
Third Quarter 2013 Compared to Third Quarter 2012
(unaudited)

	Quarter Ended September 30, 2013					Quarter Ended September 30, 2012
	Properties	Apartment Homes	Effective Apartment Homes	% Aimco NOI	Average Revenue per Effective Apartment Home	Properties	Apartment Homes	Effective Apartment Homes	% Aimco NOI	Average Revenue per Effective Apartment Home
Target Markets
Los Angeles	13	4,248	3,597	10.2%	$2,349	14	4,645	3,993	10.6%	$2,127
Orange County	4	1,213	1,213	3.3%	1,828	4	1,213	1,213	3.2%	1,741
San Diego	12	2,430	2,360	5.4%	1,513	11	2,370	2,300	5.0%	1,438
Southern CA Total	29	7,891	7,170	18.9%	1,951	29	8,228	7,506	18.8%	1,830
East Bay	2	413	413	0.9%	1,594	2	413	413	0.8%	1,519
San Jose	1	224	224	0.6%	1,922	1	224	224	0.6%	1,800
San Francisco	7	1,208	1,208	2.5%	2,155	7	1,208	1,208	2.1%	1,951
Northern CA Total	10	1,845	1,845	4.0%	1,952	10	1,845	1,845	3.5%	1,801

Seattle	2	239	239	0.4%	1,742	2	239	239	0.2%	1,619
Pacific Total	41	9,975	9,254	23.3%	1,946	41	10,312	9,590	22.5%	1,819

Manhattan	21	959	959	3.4%	2,985	23	999	999	3.2%	2,666
Suburban New York - New Jersey	2	1,162	1,162	2.3%	1,474	2	1,162	1,162	2.0%	1,436
New York Total	23	2,121	2,121	5.7%	2,143	25	2,161	2,161	5.2%	1,990
Washington - NoVA - MD	14	6,547	6,476	13.9%	1,518	14	6,547	6,462	14.2%	1,476
Boston	12	4,173	4,173	7.8%	1,380	11	4,129	4,129	7.5%	1,337
Philadelphia	7	3,888	3,809	7.3%	1,576	7	3,888	3,809	7.2%	1,518
Northeast Total	56	16,729	16,579	34.7%	1,576	57	16,725	16,561	34.1%	1,517

Miami	5	2,503	2,492	7.5%	2,042	5	2,482	2,471	6.8%	1,908
Palm Beach - Fort Lauderdale	2	776	776	1.1%	1,082	3	1,076	1,076	1.1%	999
Orlando	4	1,138	1,138	1.4%	958	6	1,715	1,715	1.8%	878
Jacksonville	4	1,643	1,643	1.8%	968	4	1,643	1,643	1.9%	936
Florida Total	15	6,060	6,049	11.8%	1,424	18	6,916	6,905	11.6%	1,284

Houston	4	1,503	1,441	1.5%	883	5	2,237	2,168	2.0%	828
Denver	8	2,177	2,104	3.8%	1,212	8	2,177	2,104	3.5%	1,131
Phoenix	5	1,374	1,226	1.6%	1,026	7	1,934	1,634	1.9%	919
Atlanta	6	1,325	1,311	2.0%	1,143	5	1,295	1,125	1.6%	1,083
Sunbelt Total	38	12,439	12,131	20.7%	1,254	43	14,559	13,936	20.6%	1,131

Chicago	11	3,412	3,348	7.0%	1,487	13	3,993	3,929	7.3%	1,360

Total Target Markets	146	42,555	41,312	85.7%	1,545	154	45,589	44,016	84.5%	1,437

Other
Baltimore	5	1,180	1,066	1.7%	1,319	5	1,180	1,066	1.7%	1,288
Nashville	4	1,114	1,114	1.6%	1,117	4	1,114	1,114	1.5%	1,047
Norfolk - Richmond	6	1,643	1,564	2.4%	1,119	6	1,643	1,564	2.5%	1,111
Other Markets	12	7,602	7,602	8.6%	923	14	8,218	8,137	9.8%	908

Total Other	27	11,539	11,346	14.3%	1,005	29	12,155	11,881	15.5%	982

Grand Total	173	54,094	52,658	100.0%	$1,426	183	57,744	55,897	100.0%	$1,338

26

Supplemental Schedule 7(b)

Total Conventional Portfolio Data by Market
Second Quarter 2013 Market Information
(unaudited)

Aimco's portfolio strategy seeks predictable rent growth from a portfolio of "A," "B" and "C" quality market-rate properties, averaging "B/B+" in quality, and diversified among the largest coastal and job growth markets in the U.S., as measured by total apartment value. Aimco measures asset quality based on rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines asset quality as follows: "A" quality assets are those with rents greater than 125% of local market average; "B" quality assets are those with rents 90% to 125% of local market average; and "C" quality assets are those with rents less than 90% of local market average.

The following schedule illustrates Aimco’s Conventional Property portfolio quality and market growth projections based on 2Q 2013 data, the most recent period for which third-party data is available.

	Quarter Ended June 30, 2013
	Properties	Apartment Homes	Effective Apartment Homes	% Aimco NOI	Average Rent per Apartment Home [1]	Market Rent [2]	Percentage of Market Rent Average	2013 - 2015 Projected Revenue Growth [3]
Target Markets
Los Angeles	13	4,248	3,597	9.9%	$2,145	$1,435	149.5%	2.7%
Orange County	4	1,213	1,213	3.2%	1,655	1,574	105.1%	2.9%
San Diego	12	2,430	2,360	5.3%	1,341	1,389	96.5%	3.1%
Southern CA Total	29	7,891	7,170	18.4%	1,764	1,442	122.3%	2.8%
East Bay	2	413	413	0.9%	1,407	1,390	101.2%	4.1%
San Jose	1	224	224	0.6%	1,736	1,641	105.8%	4.8%
San Francisco	7	1,208	1,208	2.3%	1,878	1,999	93.9%	4.3%
Northern CA Total	10	1,845	1,845	3.8%	1,716	1,819	94.3%	4.5%

Seattle	2	239	239	0.3%	1,467	1,096	133.9%	4.4%
Pacific Total	41	9,975	9,254	22.5%	1,748	1,504	116.2%	3.2%

Manhattan	21	959	959	3.4%	2,792	3,017	92.5%	2.7%
Suburban New York - New Jersey	2	1,162	1,162	2.4%	1,314	1,548	84.9%	3.1%
New York Total	23	2,121	2,121	5.8%	1,972	2,212	89.2%	2.9%
Washington - NoVA - MD	14	6,547	6,467	14.2%	1,365	1,499	91.1%	1.7%
Boston	11	4,129	4,129	7.4%	1,269	1,772	71.6%	3.3%
Philadelphia	7	3,888	3,809	7.6%	1,336	1,074	124.4%	1.4%
Northeast Total	55	16,685	16,526	35.0%	1,412	1,558	90.6%	2.2%

Miami	5	2,494	2,483	7.1%	1,729	1,086	159.2%	2.3%
Palm Beach - Fort Lauderdale	2	776	776	1.0%	931	1,116	83.4%	2.5%
Orlando	6	1,715	1,715	1.9%	789	863	91.4%	3.1%
Jacksonville	4	1,643	1,643	1.8%	815	795	102.5%	2.5%
Florida Total	17	6,628	6,617	11.8%	1,166	960	121.5%	2.5%

Houston	5	2,237	2,168	2.4%	754	799	94.4%	3.0%
Denver	8	2,177	2,104	3.6%	1,008	885	113.9%	3.8%
Phoenix	6	1,806	1,506	1.9%	834	725	115.0%	2.8%
Atlanta	5	1,295	1,281	1.7%	985	798	123.4%	3.4%
Sunbelt Total	41	14,143	13,676	21.4%	1,025	878	116.7%	2.8%

Chicago	11	3,407	3,343	6.4%	1,291	1,058	122.0%	2.8%

Total Target Markets	148	44,210	42,799	85.3%	1,340	1,290	103.9%	2.7%

Other
Baltimore	5	1,180	1,066	1.8%	1,180	1,058	111.5%	2.5%
Nashville	4	1,114	1,114	1.6%	937	773	121.2%	2.9%
Norfolk - Richmond	6	1,643	1,564	2.4%	966	883	109.4%	2.7%
Other Markets	13	7,818	7,818	8.9%	791	845	93.6%	2.4%

Total Other	28	11,755	11,562	14.7%	865	865	100.0%	2.5%

Grand Total	176	55,965	54,361	100.0%	$1,237	$1,201	103.0%	2.6%

[1] Represents rents after concessions and vacancy loss, divided by Effective Apartment Homes. Does not include other rental income.
[2] 2Q 2013 effective rents per REIS.
[3] Represents the average of annual revenue growth projections published by REIS and AxioMetrics, third-party providers of commercial real estate information and analyses.

27

Supplemental Schedule 8

Property Disposition and Acquisition Activity
(dollars in millions, except average revenue per home) (unaudited)

Third Quarter 2013 Dispositions

	Number of Properties	Number of Homes	Weighted Average Ownership	Gross Proceeds	NOI Cap Rate [1]	Free Cash Flow Cap Rate [2]	Property Debt	Net Sales Proceeds [3]	Aimco Gross Proceeds	Aimco Net Proceeds	Average Revenue per Home
Conventional	5	1,959	92%	$125.5	7.3%	5.5%	$75.2	$42.0	$113.8	$38.6	$854
Affordable	3	321	79%	41.4	6.2%	5.3%	18.0	22.0	34.1	18.6	1,104
Total Dispositions	8	2,280	90%	$166.9	7.0%	5.4%	$93.2	$64.0	$147.9	$57.2	$885

Year-to-Date 2013 Dispositions

	Number of Properties	Number of Homes	Weighted Average Ownership	Gross Proceeds	NOI Cap Rate [1]	Free Cash Flow Cap Rate [2]	Property Debt	Net Sales Proceeds [3]	Aimco Gross Proceeds	Aimco Net Proceeds	Average Revenue per Home
Conventional	5	1,959	92%	$125.5	7.3%	5.5%	$75.2	$42.0	$113.8	$38.6	$854
Affordable	8	551	65%	56.5	6.0%	5.0%	26.7	25.9	43.8	21.3	1,037
Total Dispositions	13	2,510	86%	$182.0	6.9%	5.3%	$101.9	$67.9	$157.6	$59.9	$883

Year-to-Date 2013 Acquisitions

Limited Partner Transactions
Year-to-date, Aimco has acquired for a total cost of $10.7 million the noncontrolling limited partnership interest in one consolidated real estate partnership that owns two properties with average monthly revenue per effective apartment home of $1,140 at the time of acquisition and in which Aimco affiliates serve as general partner. The gross estimated fair value of the real estate corresponding to the interests Aimco acquired totaled $21.0 million.

Property Transactions
			Assumed Non-recourse Property Debt			Average Revenue Per Apartment Home (Stabilized)		Percentage of Market Rent Average
Location	Apartment Homes	Purchase Price	Principal	Interest Rate	Years to Maturity
La Jolla [4]	60	$29.0	$14.8	2.96%	8.5	$ 2,400		164%
Atlanta	30	9.5	n/a	n/a	n/a	2,100		265%
Boston	44	15.1	n/a	n/a	n/a	2,200		119%
Total Acquisitions	134	$53.6	$14.8	2.96%	8.5	$ 2,290		169%

Notes

[1] NOI Cap Rate is calculated based on Aimco's share of the trailing twelve month NOI prior to sale, less a 3.0% management fee, divided by the gross proceeds, which excludes prepayment penalties associated with the related property debt.
[2] Free Cash Flow Cap Rate represents the NOI cap rate, adjusted for assumed capital replacement spending of $1,200 per apartment home.
[3] Net Sales Proceeds are after repayment of existing debt, net working capital settlements, payment of transaction costs and debt prepayment penalties.
[4] The property debt assumed in this acquisition had an outstanding principal of $12.4 million at the date of acquisition and bears interest at a contractual rate of 4.84% per annum.

28

Supplemental Schedule 9

Capital Additions
(in thousands, except per apartment home data) (unaudited)

Capital additions are classified as either Capital Replacements (“CR”), which includes Standard CR and CR related to multi-phase projects, Property Upgrades, Capital Improvements (“CI”), Redevelopment or Casualty. Non-Redevelopment and non-Casualty capital additions are apportioned between CR and CI based on the useful life of the capital item under consideration and the period over which Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.

Amounts below represent actual additions related to residential properties that are owned and managed by Aimco at the end of the period. These amounts include consolidated and unconsolidated properties and are not adjusted for Aimco’s ownership interest in such properties. Amounts do not include capital additions related to:

    - properties sold during the period or properties held for sale at the end of the period;
- properties that are not multi-family such as commercial operations or fitness facilities at Aimco's multi-family properties; or
- properties that Aimco owns but does not manage.

See the Glossary for a reconciliation of these amounts to GAAP capital additions.

	Three Months Ended September 30, 2013			Nine Months Ended September 30, 2013
	Conventional	Affordable	Total	Conventional	Affordable	Total
Capital Additions
Capital Replacements
Buildings and grounds	$8,411	$1,132	$9,543	$17,550	$3,052	$20,602
Turnover capital additions	4,515	294	4,809	10,145	973	11,118
Capitalized site payroll and indirect costs	706	17	723	2,978	145	3,123
Standard Capital Replacements	13,632	1,443	15,075	30,673	4,170	34,843
Capital Replacements related to multi-phase projects	6,570	—	6,570	18,128	—	18,128
Property Upgrades	11,113	—	11,113	25,443	—	25,443
Capital Improvements	14,336	323	14,659	42,687	1,101	43,788
Redevelopment and Development Additions	61,978	—	61,978	134,553	—	134,553
Casualty	879	335	1,214	4,801	1,642	6,443
Total Capital Additions [1]	$108,508	$2,101	$110,609	$256,285	$6,913	$263,198

Total apartment home	53,416	9,615	63,031	53,416	9,615	63,031
Standard Capital Replacements per apartment home	$255	$150	$239	$574	$434	$553

[1] For the three and nine months ended September 30, 2013, total capital additions includes $4.5 million and $13.6 million, respectively, of interest costs.

29

Supplemental Schedule 10

Summary of Redevelopment and Development Activity
Nine Months Ended September 30, 2013
(dollars in millions) (unaudited)

				Schedule				Average Rents
	Total Number of Apartment Homes	Estimated Total Project Cost	Inception-to-Date Investment [1]	Construction Start	Initial Occupancy	Construction Complete	Stabilized Operations	Pre- Redevel-opment [2]	Post Redevel- opment [3]	Change in Submarket Rents Since Start [4]	Occupancy [5]
Under Redevelopment
Elm Creek, Elmhurst, IL [6]	28	$12.0	$11.8	2Q 2012	1Q 2013	4Q 2013	1Q 2014	n/a	$2,946	4.1%	67.9%
Lincoln Place, Venice, CA [7]	795	350.4	264.6	Multiple	Multiple	4Q 2014	1Q 2015	n/a	$2,470	3.3%	12.8%
Pacific Bay Vistas, San Bruno, CA	308	121.1	98.4	4Q 2011	3Q 2013	2Q 2014	3Q 2014	n/a	$2,200	14.0%	17.5%
The Palazzo at Park La Brea, Los Angeles, CA [8]	521	15.7	8.7	1Q 2012	4Q 2012	3Q 2014	4Q 2014	$2,861	$3,171	11.5%	93.2%
The Preserve at Marin, Corte Madera, CA [9]	126	100.5	71.8	4Q 2012	1Q 2014	3Q 2014	4Q 2014	n/a	$3,880	15.0%	Vacant
Total	1,778	$599.7	$455.3

Under Development
One Canal Street, Boston, MA [10]	310	190.0	10.1	4Q 2013	1Q 2016	2Q 2016	3Q 2016	n/a	$3,300	n/a	n/a

Grand Total	2,088	$789.7	$465.4

	Actual 2013 Investment
	First Quarter	Second Quarter	Third Quarter	Year-to-Date
Under Redevelopment	$27.7	$39.0	$47.2	$113.9
Under Development	—	—	10.1	10.1
Other Redevelopment [11]	2.7	2.1	4.6	9.4
Subtotal	$30.4	$41.1	$61.9	$133.4

Completed Year-to-Date	0.3	0.8	0.1	1.2
Total	$30.7	$41.9	$62.0	$134.6

[1] Lincoln Place and Pacific Bay Vistas amounts are net of fourth quarter 2008 impairment losses of $85.4 million and $5.7 million, respectively.
[2] Average rents for the quarter preceding construction start.
[3] Average rents for the quarter when stabilized operations have been achieved. Excludes anticipated changes in market rents.
[4] Represents change in submarket rents from the inception of the project to the third quarter 2013, based on the average of REIS and AxioMetrics.
[5] Represents quarter-end physical occupancy, except as it relates to previously stabilized properties, in which case average daily occupancy is reported. As of September 30, 2013, the Palazzo at Park La Brea is the only such property.
[6] Aimco's Elm Creek project involves the construction of 28 townhomes built on a previously vacant land parcel contiguous to the Elm Creek community.
[7] An earlier phase of the Lincoln Place redevelopment began in fourth quarter 2011. As of September 30, 2013, all 65 apartment homes that were completed are currently occupied.
During the fourth quarter 2012, redevelopment started on the remaining buildings and construction began on the new apartment and amenity buildings. During third quarter 2013,
Aimco increased its estimate of total project cost by $22.4 million. As the redevelopment project progressed, Aimco found much greater than anticipated building deterioration resulting in additional costs.
[8] The Palazzo is owned in a joint venture in which Aimco has an approximate 53% interest. Aimco’s share of this $15.7 million investment is $8.3 million.
[9] During third quarter 2013, Aimco increased its estimate of total project cost by $15.5 million due to design related changes.
[10] Aimco expects One Canal Street residential revenues to average $3,700 per apartment home, which includes rents of $3,300 and other income of $400 per apartment home.
[11] Amount represents capitalizable costs associated with projects in our redevelopment pipeline that are not listed above.

30

GLOSSARY AND RECONCILIATIONS OF NON-GAAP FINANCIAL AND OPERATING MEASURES

This Earnings Release and Supplemental Information include certain financial and operating measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. Aimco's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

ACQUISITION PROPERTIES: Properties acquired since January 1, 2012.
AFFORDABLE PROPERTIES: Affordable Properties benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the U.S. Department of Housing and Urban Development (HUD) or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax credit equity, or rental assistance payments to the property owners. Under these programs, rent adjustments are made in accordance with property-specific contracts between Aimco and HUD, with rent increases generally based on an adjustment factor set by HUD annually.
AIMCO OPERATING PARTNERSHIP: AIMCO Properties, L.P., a Delaware limited partnership, is the operating partnership in Aimco's UPREIT structure. Aimco owns approximately 95% of the common partnership units of the Aimco Operating Partnership.
AIMCO PROPORTIONATE FINANCIAL INFORMATION: Non-GAAP measures representing Aimco's share of financial information discussed in this Earnings Release and Supplemental Information. Aimco's proportionate share of financial information includes Aimco's share of unconsolidated real estate partnerships and excludes noncontrolling interests in consolidated real estate partnerships. Proportionate reporting benefits the users of Aimco's financial information by providing the amount of revenues, expenses, assets and liabilities attributable only to Aimco stockholders. Aimco also refers to this measure as "Aimco's Share" of financial information. See Supplemental Schedules 1, 3 and 4 for reconciliation of Aimco's proportionate share of financial results to Aimco's consolidated financial statements.
CAPITAL ADDITIONS DEFINITIONS AND RECONCILIATION
CAPITAL IMPROVEMENTS (CI): CI includes all non-Redevelopment capital additions that are made to enhance the value, profitability or useful life of an asset from its original purchase condition.
CAPITAL REPLACEMENTS (CR): Unlike CI, CR does not increase the useful life of an asset from its original purchase condition. CR represents the portion of capital additions that are deemed to replace the consumed portion of acquired capital assets. CR is deducted in the calculation of AFFO. Aimco distinguishes CR between those relating to multi-phase capital projects and all other CR, which is referred to as Standard CR.
CASUALTY CAPITAL ADDITIONS: Casualty capital additions represent capitalized costs incurred in connection with the restoration of an asset after a casualty event such as a hurricane, tornado or flood.
PROPERTY UPGRADES: Property Upgrades may include kitchen and bath remodeling; energy conservation projects; and investments in longer-lived materials designed to reduce turnover costs, such as simulated wood flooring and granite countertops. Property Upgrades differ from Redevelopment Additions in that they are generally lesser in scope and do not significantly disrupt operations.
REDEVELOPMENT ADDITIONS: Redevelopment represents capital additions intended to enhance the value of property through the ability to generate higher average rental rates. Redevelopment additions may include costs related to entitlement, which enhance the value of a property through increased density, and costs related to renovation of exteriors, common areas or apartment homes.

31

Supplemental Schedule 9 contains capital additions information related to (1) residential properties that Aimco owns and manages at the end of the period, (2) properties that are consolidated in Aimco's GAAP financial statements, and (3) properties that are accounted for under the equity method of accounting in Aimco's GAAP financial statements. Amounts do not include capital additions related to:
- consolidated properties sold during the period or classified as held for sale at the end of the period;
- consolidated properties that are not multi-family such as commercial properties or fitness facilities; or
- consolidated properties that Aimco owns but does not manage.
Aimco believes the capital addition detail provided in Supplemental Schedule 9 provides an enhanced understanding of capital additions related to our primary business of owning and operating apartment communities. A reconciliation of capital additions presented on Supplemental Schedule 9 to Aimco's consolidated GAAP information is presented below.

(in thousands) (unaudited)	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013
Capital Additions per Schedule 9	$110,609	$263,198
Capital additions related to:
Consolidated sold and held for sale properties	498	1,576
Consolidated properties Aimco does not manage and properties that are not multi-family, such as commercial properties or fitness facilities	39	244
Consolidated capital additions	$111,146	$265,018

CONVENTIONAL PROPERTIES: Conventional Properties represent Aimco's portfolio of market-rate apartment communities. Aimco's portfolio strategy seeks predictable rent growth from a portfolio of "A", "B" and "C" quality conventional properties, averaging "B/B+" in quality, and diversified among the largest coastal and job growth markets in the United States, as measured by apartment value.
DEBT RATIO DEFINITIONS
ADJUSTED INTEREST EXPENSE: Adjusted Interest Expense represents Aimco's proportionate share of interest expense less (i) prepayment penalties and amortization of deferred financing costs and (ii) the amount of interest income recognized by Aimco related to its investment in the subordinated tranches in a securitization trust holding only Aimco property debt.
DEBT TO EBITDA RATIO: The ratio of (a) Aimco's proportionate share of debt net of Aimco's proportionate share of cash and restricted cash, and Aimco's investment in the subordinated tranches in a securitization trust holding only Aimco property debt to (b) Proportionate EBITDA.
DEBT AND PREFERRED EQUITY TO EBITDA RATIO: The ratio of (a) Aimco's proportionate share of debt net of Aimco's proportionate share of cash and restricted cash, and Aimco's investment in the subordinated tranches in a securitization trust holding only Aimco property debt, plus Aimco's preferred stock and the preferred units of the Aimco Operating Partnership to (b) Proportionate EBITDA.
DEBT SERVICE COVERAGE RATIO: As defined in Aimco's credit agreement, the ratio of (a) Earnings Before Interest, Taxes, Depreciation and Amortization, reduced by certain capital expenditure reserves (which we refer to as "Compliance EBITDA"), to (b) debt service, which represents the sum of (i) Aimco's proportionate share of interest expense (excluding prepayment penalties and amortization of deferred financing costs) and (ii) debt amortization, for the four fiscal quarters preceding the date of calculation.
EBITDA COVERAGE OF INTEREST RATIO: The ratio of (a) Proportionate EBITDA to (b) Adjusted Interest Expense. Aimco's management uses this ratio as one measure of leverage.

32

EBITDA COVERAGE OF INTEREST AND PREFERRED DIVIDENDS RATIO: The ratio of (a) Proportionate EBITDA to (b) the sum of Adjusted Interest Expense and Preferred Dividends. Aimco's management uses this ratio as one measure of leverage.
FIXED CHARGE COVERAGE RATIO: As defined by Aimco's credit agreement, the ratio of (a) Compliance EBITDA to (b) fixed charges, which represent the sum of (i) Aimco's proportionate share of interest expense (excluding prepayment penalties and amortization of deferred financing costs), (ii) debt amortization and (iii) Preferred Dividends, for the four fiscal quarters preceding the date of calculation.
PREFERRED DIVIDENDS: Preferred dividends include dividends paid with respect to Aimco's Preferred Stock and the Aimco Operating Partnership Preferred Partnership Units.
PROPORTIONATE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (PROPORTIONATE EBITDA): Proportionate EBITDA is computed by adding to Aimco's Pro forma FFO (a) Aimco's proportionate share of interest expense, taxes, depreciation and amortization related to non-real estate assets, non-cash stock compensation expense and (b) Preferred Dividends.
EFFECTIVE APARTMENT HOMES: The number of actual apartment homes multiplied by Aimco's ownership interest in the property as of the end of the current period. Effective Apartment Homes may be used to analyze Aimco's proportionate financial measures on a per-home basis.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (NAREIT) defines as net income, computed in accordance with GAAP, excluding gains from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT.
In addition to FFO, Aimco uses PRO FORMA FUNDS FROM OPERATIONS (Pro forma FFO) and ADJUSTED FUNDS FROM OPERATIONS (AFFO) to measure performance. Pro forma FFO represents FFO as defined above, excluding preferred equity redemption related amounts (adjusted for noncontrolling interests). Preferred equity redemption related amounts (gains or losses) are items that periodically affect Aimco's operating results. Aimco excludes preferred equity redemption related amounts (gains or losses) from Pro forma FFO because such amounts are not representative of operating performance. AFFO represents Pro forma FFO reduced by Capital Replacements (also adjusted for noncontrolling interests).
FFO, Pro forma FFO and AFFO are helpful to investors in understanding Aimco's performance because they capture features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco's method for computing FFO, Pro forma FFO or AFFO is comparable with that of other real estate investment trusts. Net income (loss) attributable to Aimco common stockholders as determined in accordance with GAAP is reconciled to FFO and Pro forma FFO as presented on Supplemental Schedule 1 and reconciled to AFFO on the following page.

33

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data) (unaudited)	2013	2012	2013	2012
Net income attributable to Aimco common stockholders	$66,268	$24,163	$81,549	$14,077
Adjustments:
Depreciation and amortization, net of noncontrolling partners' interest	71,423	79,399	220,385	239,968
Depreciation and amortization related to non-real estate assets, net of noncontrolling partners' interest	(2,928)	(3,220)	(8,818)	(9,716)
Loss (gain) on dispositions and other, net of noncontrolling partners' interest	376	(14,924)	736	(15,243)
(Recovery of) provision for impairment losses related to depreciable real estate assets, net of noncontrolling partners' interest	(13)	(61)	24	8,018
Discontinued operations:
Gain on dispositions of real estate, net of income taxes and noncontrolling partners' interest	(63,143)	(40,924)	(75,738)	(109,625)
Provision for (recovery of) impairment losses related to depreciable real estate assets, net of noncontrolling partners' interest	108	4,905	(855)	9,590
Depreciation of rental property, net of noncontrolling partners' interest	1,763	7,075	5,443	23,752
Common noncontrolling interests in Aimco Operating Partnership's share of above adjustments	(398)	(1,563)	(7,622)	(8,949)
Amounts allocable to participating securities	(29)	(93)	(446)	(328)
FFO Attributable to Aimco Common Stockholders - Diluted	$73,427	$54,757	$214,658	$151,544
Preferred equity redemption related amounts	—	12,053	—	22,583
Common noncontrolling interests in Aimco Operating Partnership's share of above adjustments	—	(698)	—	(1,377)
Amounts allocable to participating securities	—	(41)	—	(90)
Pro forma Funds From Operations Attributable to Aimco Common Stockholders - Diluted	$73,427	$66,071	$214,658	$172,660
Capital Replacements, net of common noncontrolling interests in Aimco Operating Partnership	(22,403)	(18,317)	(55,350)	(46,697)
Amounts allocable to participating securities	89	52	224	186
AFFO Attributable to Aimco Common Stockholders - Diluted	$51,113	$47,806	$159,532	$126,149

Weighted average shares - diluted	145,563	145,119	145,542	131,265
FFO per share (diluted)	$0.50	$0.38	$1.47	$1.15
Pro forma FFO per share (diluted)	$0.50	$0.46	$1.47	$1.32
AFFO per share (diluted)	$0.35	$0.33	$1.10	$0.96

NEW LEASE AND RENEWAL RATES: Aimco measures changes in rental rates by comparing, on a lease-by-lease basis, the rate on a newly executed lease to the rate on the expiring lease for that same apartment. Newly executed leases are classified as either a new lease, where a vacant apartment is leased to a new customer, or a renewal of an existing lease.
OTHER AFFORDABLE PROPERTIES: Affordable Properties that do not meet the Same Store Property definition because they are not managed by Aimco and/or Aimco's ownership interest is less than 10% and/or they are not subject to tax credit agreements.
OTHER CONVENTIONAL PROPERTIES: Conventional Properties that have significant rent control restrictions, non-multi-family such as commercial operations or fitness facilities at Aimco's multi-family properties, and properties that had not reached and maintained a stabilized level of occupancy as of January 1, 2012, often due to a casualty event.
OTHER EXPENSES, NET: Other expenses, net includes franchise taxes, risk management activities related to our unconsolidated partnerships, certain other corporate expenses and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal).

34

PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations and financing arrangements. NOI is considered by many in the real estate industry to be a useful measure for determining the value of real estate. A reconciliation of NOI as presented in this Earnings Release and Supplemental Information to Aimco's consolidated GAAP amounts is provided below and on the following page.

Reconciliation of GAAP to Supplemental Schedule 6(a) Proportionate Conventional Same Store NOI Amounts
(in thousands) (unaudited)
	Three Months Ended September 30, 2013
	Consolidated Amounts	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Ownership Adjustments	Proportionate Property Amount
Conventional Same Store:
Rental and other property revenues	$196,320	$—	$(7,754)	$188,566	$(274)	$188,292
Property operating expenses	67,203	—	(2,756)	64,447	89	64,536
Property NOI	$129,117	$—	$(4,998)	$124,119	$(363)	$123,756

	Three Months Ended September 30, 2012
	Consolidated Amounts	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Ownership Adjustments	Proportionate Property Amount
Conventional Same Store:
Rental and other property revenues	$188,027	$—	$(7,862)	$180,165	$253	$180,418
Property operating expenses	66,333	—	(2,823)	63,510	(5)	63,505
Property NOI	$121,694	$—	$(5,039)	$116,655	$258	$116,913

Reconciliation of GAAP to Supplemental Schedule 6(b) Proportionate Conventional Same Store NOI Amounts
(in thousands) (unaudited)
	Three Months Ended June 30, 2013
	Consolidated Amounts	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Ownership Adjustments	Proportionate Property Amount
Conventional Same Store:
Rental and other property revenues	$194,083	$—	$(7,904)	$186,179	$94	$186,273
Property operating expenses	67,456	—	(2,775)	64,681	225	64,906
Property NOI	$126,627	$—	$(5,129)	$121,498	$(131)	$121,367

35

Reconciliation of GAAP to Supplemental Schedule 6(c) Proportionate Conventional Same Store NOI Amounts
(in thousands) (unaudited)
	Nine Months Ended September 30, 2013
	Consolidated Amounts	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Ownership Adjustments	Proportionate Property Amount
Conventional Same Store:
Rental and other property revenues	$581,654	—	$(23,736)	$557,918	$91	$558,009
Property operating expenses	201,912	—	(8,409)	193,503	571	194,074
Property NOI	$379,742	$—	$(15,327)	$364,415	$(480)	$363,935

	Nine Months Ended September 30, 2012
	Consolidated Amounts	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Ownership Adjustments	Proportionate Property Amount
Conventional Same Store:
Rental and other property revenues	$555,635	—	$(24,855)	$530,780	$2,394	$533,174
Property operating expenses	195,045	—	(8,908)	186,137	748	186,885
Property NOI	$360,590	$—	$(15,947)	$344,643	$1,646	$346,289

Reconciliation of GAAP to Supplemental Schedule 3 Trailing Twelve Month (TTM) Proportionate NOI Amounts
(in thousands) (unaudited)						Subtract	Add
	Year Ended December 31, 2012				Y2012 to Y2013	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2013
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Property Classification and Discontinued Operations Changes	Proportionate Amount	Proportionate Amount	TTM Proportionate Amount
Rental and other property revenues:
Conventional Same Store properties	$761,050	$—	$(36,700)	$724,350	$(11,831)	$530,780	$557,918	$739,657
Other Conventional properties	83,451	5,400	—	88,851	(9,507)	58,752	65,075	85,667
Affordable properties	146,447	23,251	(56,280)	113,418	(5,533)	82,073	78,031	103,843
Total rental and other property revenues	990,948	28,651	(92,980)	926,619	(26,871)	671,605	701,024	929,167
Property operating expenses:
Conventional Same Store properties	264,501	—	(13,299)	251,202	(4,459)	186,137	193,503	254,109
Other Conventional properties	40,681	2,850	—	43,531	(3,118)	30,077	31,091	41,427
Affordable properties	59,196	15,079	(29,118)	45,157	(1,561)	33,049	32,169	42,716
Total property operating expenses	364,378	17,929	(42,417)	339,890	(9,138)	249,263	256,763	338,252
Net operating income:
Conventional Same Store properties	496,549	—	(23,401)	473,148	(7,372)	344,643	364,415	485,548
Other Conventional properties	42,770	2,550	—	45,320	(6,389)	28,675	33,984	44,240
Affordable properties	87,251	8,172	(27,162)	68,261	(3,972)	49,024	45,862	61,127
Total net operating income:	$626,570	$10,722	$(50,563)	$586,729	$(17,733)	$422,342	$444,261	$590,915
REDEVELOPMENT PROPERTIES: Properties where (a) a substantial number of available apartment homes have been vacated for major renovations or (b) occupancy was not stabilized as of January 1, 2012, due to ongoing or completed renovations, such as exteriors, common areas or apartment home improvements.
SAME STORE PROPERTIES: Same Store properties are those properties (a) that are managed by Aimco, (b) in which Aimco's ownership exceeds 10%, and (c) that have reached and maintained a stabilized level of occupancy as of January 1, 2012. Same Store properties are classified as either Conventional or Affordable. Affordable Same Store properties exclude those that are not subject to tax credit agreements.

36